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                                                                   Exhibit 10.32

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                      FORM OF LEASE AND SECURITY AGREEMENT




                                 By and Between


                              _____________________







                                       AND


                    ________________________________________
                      a Delaware limited liability company



                                     ------

                                JANUARY 30, 1998

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                                TABLE OF CONTENTS
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
                                                                                    Page
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
1. DEFINITIONS........................................................................ 1


2. LEASE OF PROPERTY..................................................................11


3. TERM OF LEASE......................................................................12


4. RENT...............................................................................13


5. IMPOSITIONS........................................................................17


6. TERMINATION OR ABATEMENT OF LEASE..................................................19


7. OWNERSHIP OF PROPERTY; TENANT'S PERSONAL PROPERTY SECURITY INTEREST................19


8. CONDITION AND USE OF PROPERTY......................................................20


9. LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS......................................22


10. CONDITION OF THE PROPERTY.........................................................23


11. CAPITAL ADDITIONS.................................................................24


12. LIENS.............................................................................27


13. CONTESTS..........................................................................27


14. INSURANCE.........................................................................28


15. INSURANCE PROCEEDS................................................................31


16. CONDEMNATION......................................................................34


17. DEFAULTS AND REMEDIES.............................................................36


18. CURE BY TENANT OF LANDLORD DEFAULTS...............................................39


19. PURCHASE OF PROPERTY BY TENANT....................................................40



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
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20. HOLDING OVER......................................................................40


21. RISK OF LOSS......................................................................41


22. LIABILITY OF PARTIES..............................................................41


23. ASSIGNMENT AND SUBLETTING.........................................................42


24. INFORMATION FROM TENANT...........................................................43


25. APPRAISALS OF THE PROPERTY AND LANDLORD OPTIONS...................................45


26. FACILITY MORTGAGES................................................................46


27. LIMITATION OF LIABILITY...........................................................47


28. ADDITIONAL TENANT COVENANTS.......................................................47


29. MISCELLANEOUS.....................................................................49







EXHIBITS
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Exhibit A         Legal Description of Property
Exhibit B         Permitted Exceptions
Exhibit C         Collateral Assignment
Exhibit D         Plans and Specifications
Exhibit E         Guaranty
Exhibit F         Subordination and Standstill Agreement
Exhibit G         Security Agreement
Exhibit H         Lease Assignment
Exhibit I         Deposit Pledge Agreement

                          LEASE AND SECURITY AGREEMENT

                    _________________-ASSISTED LIVING FACILITY


     THIS LEASE AND SECURITY AGREEMENT is executed as of January 30, 1998, by and between ________________________________________________________________, as
Landlord, and ____________________________________________ Delaware limited liability company, having its principal office at c/o Hakman & Co., 1350 Old Bayshore Highway, Suite 300, Burlingame, California 94010, Attention F. David Carr, as Tenant, with respect to the following Recitals:

                                 R E C I T A L S

         A. Landlord has, concurrently herewith, entered into that certain Assignment of Property Acquisition Rights (the "Acquisition Agreement") with Balanced Care Corporation, a Delaware corporation ("Balanced Care"), pursuant to which Landlord has obtained Balanced Care's right to acquire from Edwin T. Friddle and Doris A. Friddle, husband and wife ("Seller") more particularly described on Exhibit A attached hereto.

         B. Landlord has agreed to lease to Tenant, and Tenant has agreed to hire from Landlord, the "Land", the "Buildings" located thereon and the other items which collectively constitute the "Property" (all as defined in Article
1), all upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be fully legally and equitably bound agree as follows:

1.       DEFINITIONS
         -----------

         For all purposes of this Lease, unless otherwise expressly provided in this Agreement or the context in which such term is used indicates a contrary intent, (a) the terms defined in this Article shall have the meanings ascribed to them in this Article, (b) all accounting terms not otherwise defined in this Article shall have the meanings ascribed to them in accordance with generally accepted accounting principles at the time applicable to the accrual method of accounting applied on a consistent basis from period to period, (c) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, (d) the word "including" and words of similar import shall, except as expressly provided to the contrary, be construed as words of illustration and not as words of limitation and shall be interpreted as if the words "but not limited to" immediately followed, and (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.


         "ADDITIONAL CHARGES" shall have the meaning ascribed to such term in
Section 4.4.

         "ADDITIONAL RENT" shall have the meaning ascribed to such term in
Section 4.3.

         "ADJUSTMENT FACTOR" shall mean two percent (2.00%) in any Lease Year in which the nationwide Consumer Price Index for all urban consumers increases by a percentage of less than 20% and shall mean five percent (5.00%) in all other Lease Years.

         "AFFILIATE" of any Person (the "Subject") shall mean (a) any Person which, directly or indirectly, Controls or is Controlled by or is under common Control with the Subject, (b) any Person owning, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of the Subject or (c) any officer, director, employee, general partner or trustee of either the Subject or any Person Controlling, Controlled by or under common Control with the Subject (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of the Subject).

         "ARCHITECT" shall mean, collectively, the architects and engineers engaged to design and engineer the Project. Developer has engaged KWM Group, Inc. and Charles D. Foster Architect, P.A., jointly, as the primary Architect (the "PRIME ARCHITECT") for the Project.

         "AWARD" shall have the meaning ascribed to such term in Section 16.1((c)).

         "BALANCED CARE" shall mean Balanced Care Corporation, a Delaware corporation.

         "BASE RATE" shall mean the rate of interest announced publicly by Wells Fargo Bank, a national banking association, in San Francisco, California, from time to time, as said bank's "base" or "prime" rate on corporate loans.

         "BASE RENT" shall mean an annual amount equal to the product of the (i) Total Project Cost multiplied by (ii) the sum of the Ten Year Treasury Rate plus three hundred thirty-five (335) basis points.

         "BUILDING" shall mean any building constructed from time to time as part of the Improvements.

         "BUSINESS DAY" shall mean any day on which banking institutions in San Francisco, California are open for the conduct of normal banking business.

         "CAPITAL ADDITIONS" shall mean (a) any expansion of the Facility, (b) the construction of a new wing or new story on a Building, (c) the renovation of any portion of the Property or the Building in order to provide services not previously offered by Tenant in the Facility or (d) any expansion, construction, renovation or conversion of the Property, the Building or the installation of new Fixtures in the Property to (i) increase the service and revenue generating capacity of a Building or (ii) change the purpose for which a Building is utilized so as to enhance the revenue generating capacity of the Building. Notwithstanding anything to the contrary contained in Article 11, and for the avoidance of doubt, in the event it is necessary to abate or otherwise take corrective action with respect to the existence of a Hazardous Substance (as hereinafter defined) located in, on or under the Property or in the Building, such abatement or corrective action shall not be deemed to be a Capital Addition and shall be the sole responsibility of Tenant at its sole cost and expense.

         "CAPITAL ADDITIONS COST" shall mean the cost of any Capital Additions made by Tenant, whether paid for by Tenant or Landlord. Such cost shall include
(a) the costs of constructing the Capital Additions, including site preparation and improvement, materials, labor, supervision, developer and administrative fees, the costs of design, engineering and architectural services, the costs of fixtures, the costs of construction financing (including but not limited to capitalized interest) and other similar costs as and to the extent each of the foregoing are approved in advance and in writing by Landlord, (b) at Landlord's option, the purchase price and other




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acquisition costs, or applicable ground lease rental payable for any period such ground lease is in effect to and including the date upon which such Capital Addition is completed and occupied or in operation, as the case may be, of any land which is acquired or leased for the purpose of placing thereon all or any portion of the Capital Additions or for providing means of access thereto, or parking facilities therefor (including the costs of surveying the same and recording, title insurance and escrow fees and charges), (c) insurance premiums, real estate taxes, water and sewage charges and other carrying charges for such Capital Additions during their construction, (d) reasonable fees and expenses of legal counsel, (e) any documentary transfer or similar taxes applicable to the acquisition of land for the Capital Addition, (f) any applicable regulatory or administrative fees and charges, and any costs, charges, fees or expenses paid or incurred in connection with obtaining any applicable permits, licenses, franchises, authorizations, certificates of need, certificates of occupancy and similar authorizations and entitlements and (g) all other reasonable costs and expenses of Landlord or Tenant, as applicable, and any lending institution which has committed to finance the Capital Additions, including, but not limited to,
(i) the fees and expenses of their respective legal counsel, (ii) any printing, duplicating and messenger expenses, (iii) any filing, registration and recording taxes and fees, (iv) any documentary transfer or similar taxes, (v) any title insurance charges and appraisal fees, (vi) any rating agency fees and (vii) any commitment or similar fees charged by any lending institution financing or offering to finance any portion of such Capital Additions.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL ASSIGNMENT" shall mean the collateral assignment of the Management Agreement and Shortfall Funding Agreement made by Tenant in favor of Landlord, which Collateral Assignment shall be substantially in the form attached hereto as Exhibit C.

         "COMMENCEMENT DATE" shall have the meaning ascribed to such term in
Section 3.1.

         "COMMITMENT FEE" shall mean an amount equal to one percent (1.00%) of the Total Project Costs determined without regard to clause (xi) of the definition of that term.

         "COMPLETION DATE" shall have the meaning ascribed to such term in the Development Agreement.

         "COMPLETION GUARANTEE" shall mean the Completion Guaranty and Agreement of even date herewith entered into by Balanced Care in favor of Landlord pursuant to the Development Agreement.

         "CONDEMNATION" shall have the meaning ascribed to such term in Section 16.1((a))

         "CONDEMNOR" shall have the meaning ascribed to such term in Section 16.1((d)).

         "CONTROL" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, through the ownership of voting securities, partnership interests or other equity interests, or through any other means.

         "DEPOSIT PLEDGE AGREEMENT" shall mean the Deposit Pledge Agreement made by Tenant in favor of Landlord and Balanced Care in the form attached hereto as
Exhibit I.

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

         "DEVELOPER" shall mean BCC Development and Management Co., a Delaware corporation and a wholly-owned subsidiary of Balanced Care.

         "DEVELOPMENT AGREEMENT" shall mean the Development Agreement of even date herewith entered into by Developer and Landlord with respect to the construction and opening of the Facility.

         "DATE OF TAKING" shall have the meaning ascribed to such term in
Section 16.1((b)).

         "EMPLOYEE BENEFIT PLAN" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Company or any of its ERISA Affiliates, other than a Multiemployer Plan.

         "ENCUMBRANCE" shall have the meaning ascribed to such term in Article
26.

         "ENVIRONMENTAL INDEMNITY" shall mean the Environmental Indemnification Agreement delivered to Landlord pursuant to the Facility Agreement.

         "EQUIPMENT" shall mean all unaffixed personal property which is included in the Approved Budget under the Development Agreement or is otherwise paid for by Landlord whether through Construction Advances under that agreement or otherwise.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

         "ERISA AFFILIATE" of any Person shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person or which is under common control (within the meaning of Section 414(c) of the Code) with such Person.

         "ERISA EVENT" with respect to any Person shall mean (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates, unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to
Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(a)(2) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA with respect to a Plan; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan pursuant to
Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in
Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "ESTOPPEL CERTIFICATE" shall mean a certificate of Tenant signed by the chief financial officer or another officer authorized so to sign by resolutions adopted by the board of directors or the articles of incorporation or by-laws of Tenant or by any other person whose power


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and authority to act has been authorized by delegation in writing by the chief financial officer of Tenant.

         "EVENT OF DEFAULT" shall have the meaning ascribed to such term in
Section 17.1 and elsewhere throughout this Lease.

         "EXTENDED TERM" shall have the meaning ascribed to such term in Section 3.2

         "FACILITY" shall mean, jointly and severally, the assisted living residential facility and related support operations operated from within each Building, or, with Landlord's express prior written consent, such other similar facilities offering other related health care products and services which is operated or proposed to be operated from a Building from time to time with Landlord's consent in accordance with the provisions of this Lease.

         "FACILITY MORTGAGE" shall have the meaning ascribed to such term in
Section 14.1.

         "FACILITY MORTGAGEE" shall have the meaning ascribed to such term in
Section 14.1.

         "FAIR MARKET RENTAL" shall mean, with respect to the Property (including any Capital Additions or portions thereof paid for by Landlord) the rental paid on a net basis as provided in Section 4.5 hereof which a willing tenant not compelled to rent would pay on the basis set forth in this Lease to a willing landlord not compelled to lease for the highest and best medical use of such property (which shall in all events include the Primary Intended Use) pursuant to this Lease for the term in question, assuming that Tenant is not in default under this Lease. For purposes of this Lease, Fair Market Rental shall be determined in accordance with the appraisal procedures set forth in Article 25 or in such other manner as shall be mutually agreed upon by Landlord and Tenant; provided that, notwithstanding any provision of this Lease to the contrary, the Fair Market Rental applicable to the Extended Term shall be no less than 103% nor more than 120% of the sum of Base Rent plus Additional Rent payable for the final 12 months of the Fixed Term (with respect to the first Extended Term) or the final 12 months of the last Extended Term to expire (with respect to each subsequent Extended Term). Fair Market Rental shall not be adjusted to take into account loss or wear and tear of Equipment.

         "FAIR MARKET VALUE" shall mean, with respect to the Property, including all Capital Additions, the price that a willing buyer not compelled to buy would pay to a willing seller not compelled to sell for such property (a) assuming this Lease is not in effect with respect to the Property (except as otherwise provided below) (b) assuming that such seller must pay any closing costs and title insurance premiums with respect to such sale and (c) assuming that the Property is fully licensed by all governmental agencies having jurisdiction thereof, and is and will continue to be operated for the Primary Intended Use and is otherwise a going concern. Notwithstanding the foregoing, the computation of Fair Market Value shall assume that a lease of the Property providing for payment of a Fair Market Rental for the remaining Term of this Lease is in effect if Tenant is to acquire the Property pursuant to Article 15 or Article
16. For purposes of this Lease, Fair Market Value shall be determined in accordance with the appraisal procedures set forth in Article 25 or in such other manner as shall be mutually agreed upon by Landlord and Tenant. Fair Market Value shall not be adjusted to take into account loss or wear and tear of Equipment.

         "FAIR MARKET VALUE PURCHASE PRICE" shall mean a purchase price equal to the Fair Market Value of the Property.



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         "FISCAL YEAR" shall mean the 12 month period commencing July 1 and terminating June 30 of each year.

         "FIXED TERM" shall have the meaning ascribed to such term in Section
3.1.

         "FIXTURES" shall mean all equipment (including non-movable medical or other equipment), machinery, fixtures and other items of property, including all components thereof, now and hereafter located in, on or used and incorporated into or otherwise attached to the Property, including without limitation any and all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, equipment and apparatus, sprinkler systems and fire, life-safety and theft protection equipment, built-in oxygen and vacuum systems, wiring, tubing, central clock systems, doctor register or call systems, elevators, dumb waiters, intercom systems, nurse call systems, affixed cabinetry and counters, pneumatic tube systems, vacuum cleaning systems, conveyor systems, paging systems, mill work, x-ray protection, pass-through boxes, exhaust systems, laboratory plumbing and piping, medical gas systems, counters, cabinets, emergency generators and similar items incorporated into and made a part of or otherwise attached to the Property, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

         "GOVERNMENTAL APPROVALS" shall mean all certificates, permits and licenses required to be obtained from any governmental authority or instrumentality, necessary or desirable in connection with the Primary Intended Use of the Property, including without limitation, a certificate of occupancy for the Facility (or other similar evidence of the continuing right to occupy and use the Facility), a license as a 60-unit assisted living facility from the applicable State authority and each other jurisdiction or governmental agency or instrumentality having the right and power to issue such license or similar authority to so use the Property, if required for the Primary Intended Use a Medicare provider number from the Health Care Financing Administration of the United States Department of Health and Human services and all other appropriate approvals required by any applicable Legal Requirements for the operation of the Facility for its Primary Intended Use, including without limitation approvals by State and federal environmental protection agencies and Federal Flood Plains Protection Act of 1973, as amended.

         "GUARANTOR" shall mean, jointly, severally and collectively Assisted Care Operators, L.L.C., a Delaware limited partnership ("PRIMARY PARENT") and Oakhaven Senior Living, Inc., a California corporation ("SECONDARY PARENT").

         "HAZARDOUS SUBSTANCES" shall mean any substance (including without limitation any asbestos, formaldehyde, radioactive substance, hydrocarbons, industrial solvents, flammables, explosives, and any hazardous substance or toxic material) which could presently or at any time in the future cause a detriment to or impair the value or beneficial use of the Land (which shall include all soils, soil vapor, surface water and ground water), Property, Facilities or the Building or constitute or cause a health, safety or environmental hazard on, under, or about the Land, Facilities, the Building or the Property or to any person who may enter on, under, or about the Land, Facilities, Building or the Property or require remediation at the behest of any governmental agency.

         "IMPOSITIONS" shall mean all (A) taxes (including without limitation
(i) all real property taxes imposed upon the Land, Building and Fixtures (ii) all personal property taxes imposed upon any portion of the Property, and (iii) all ad valorem, sales, use, single business, gross


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receipts, transaction privilege, rent or similar taxes relating to or imposed upon Landlord, Tenant, Rent or Tenant's business conducted upon any portion of the Land, the Property or from within a Building), (B) assessments (including without limitation all supplemental real property tax assessments or assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), (C) any other covenants, conditions or restrictions of record with respect to the Property, water, sewer or other rents and charges, excises, tax levies, fees (including without limitation license, permit, franchise, inspection, authorization and similar fees) and (D) all other governmental, quasi-governmental or private charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character or nature whatsoever with respect to or connected with the Property, the Facility, the Building, Landlord's investment in any of the foregoing or the business conducted thereon or therein by Tenant (including all interest and penalties thereon due to any failure or delay in payment thereof) which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to, or may be a lien upon (a) Landlord's interest in the Property,
(b) the Property or any part thereof or any Rent therefrom or any estate, right, title or interest therein or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Property or the leasing or use of the Property or any part thereof by Tenant. For the purposes of this definition, the term "real property tax" shall mean all taxes which are imposed, levied or assessed upon or with respect to the Property, the Building, the Land, the Rent or any portion thereof (including increases in real property taxes which are imposed as a result of a transfer, either partial or total, of Landlord's interest in the Property or which are added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer or which are imposed by reason of this transaction, any modifications hereto, or any transfers hereof or which are caused by reason of any new construction in or to the Property). Notwithstanding the foregoing provisions of this definition to the contrary, "Impositions" shall not include
(1) any tax based on the net income of Landlord, unless such tax is levied, assessed or imposed expressly in lieu of a charge, tax or assessment which otherwise would constitute an Imposition, in which case the substitute tax, assessment, tax levy or charge shall constitute an Imposition even if it is measured by the net income of Landlord or (2) a real property stamp, documentary transfer or similar tax payable with respect to the conveyance to a Person other than Tenant, Balanced Care or the wholly-owned subsidiary or 100% shareholder of either.

         "IMPROVEMENTS" shall have the meaning ascribed to such term in Section 2.1((b)).

         "IMPUTED INTEREST" shall have the meaning ascribed to such term in the Development Agreement.

         "INSUFFICIENCY" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "INSURANCE REQUIREMENTS" shall mean all (i) terms and conditions of any insurance policy required by this Lease and all requirements of the issuer of any such insurance policy and (ii) all requirements pertaining to the Property or the Primary Intended Use of any insurance board, association, organization or company.

         "LAND" shall mean the approximately acre parcel of real property situated in the City of Anderson, County of Madison, State of Indiana, more particularly described in Exhibit A attached hereto and any other land acquired or leased and made subject to this Lease in connection with a Capital Addition.

         "LEASE" shall mean this document, as the same may be amended from time to time in accordance herewith.

         "LEASEHOLD MORTGAGE" shall have the meaning ascribed to that term in the Facility Agreement.

         "LEASE YEAR" shall mean each 12 consecutive month period commencing on the first day of the first full calendar month to commence on or after the Commencement Date; provided that the first Lease Year shall also include the period between the Commencement Date and the first day of the first full calendar month to commence on or after the Commencement Date.

         "LEGAL REQUIREMENTS" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, common law, decrees and injunctions affecting the Property or the maintenance, construction, use, alteration, occupancy or operation thereof, whether now or hereafter enacted and in force (including any of the foregoing which may require repairs, modifications or alterations in or to the Property), all permits, licenses, franchises, authorizations, land use entitlements, zoning and regulations relating thereto, and all covenants, conditions, agreements, restrictions, obligations and encumbrances contained in any instruments, either of record or known to Tenant.

         "MANAGEMENT AGREEMENT" shall mean the Management Agreement of even date herewith entered into by Manager and Tenant with respect to the management by Developer of the Facility.

         "MANAGEMENT GUARANTEE" shall mean the guaranty of the Management Agreement and Shortfall Funding Agreement entered into by Balanced Care in favor of Landlord.

         "MANAGER" shall mean ____________________________., a Delaware corporation and the wholly-owned subsidiary of Balanced Care.

         "MINIMUM REPURCHASE PRICE" shall mean the Total Project Costs, plus any portion of a Capital Additions Cost which Landlord has actually paid, less the net amount (after deduction of all reasonable legal fees and other costs and expenses, including without limitation expert witness fees, incurred by Landlord in connection with obtaining any such proceeds or awards) of any proceeds of insurance paid to and retained by Landlord in accordance with Article 15 of this Lease (other than insurance proceeds, if any, paid to compensate Landlord for lost Rent) and of any Awards received by Landlord and not applied to restoration of the Property in accordance with Article 16 of this Lease.

         "NET WORTH" shall mean for any period the sum of the following for Tenant and its consolidated subsidiaries, if any, on a consolidated basis, determined in accordance with generally accepted accounting principles: (a) the amount of capital or stated capital (after deducting the cost of any shares held in the applicable entity's treasury); plus (b) the amount of capital surplus and retained earnings; or (c) in the case of a capital or retained earnings deficit, minus the amount of such deficit.

         "NOTICE" shall mean a notice given pursuant to Section 29.8.

         "OFFICER'S CERTIFICATE" shall mean a certificate of Tenant signed by its duly authorized manager or, if applicable, the person designated as Tenant's chief financial officer who has been duly authorized to deliver such certificate on behalf of Tenant.



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

         "OPTION AGREEMENT" shall mean that certain Option Agreement dated January 30,1998 entered into by and between the owners of Tenant and Balanced Care granting to Balanced Care the right to purchase the interests of such owners in Tenant.

         "OPTION PURCHASE DATE" shall mean February 28, 2008; provided, however that (i) if Tenant timely and properly exercises its option to extend the Term by the first Extended Term as provided in Section 3.2, the Option Purchase Date shall mean February 28, 2013, (ii) if Tenant thereafter timely and properly exercises its option to extend the Term by the second Extended Term as provided in Section 3.2, the Option Purchase Date shall mean February 28, 2018 and (iii) if Tenant timely and properly exercises its option to extend the Term by the third Extended Term as provided in Section 3.2, the Option Purchase Date shall mean February 28, 2023.

         "OVERDUE RATE" shall mean, as of a specified date, a rate of interest equal to the Base Rate plus five percent, but in no event greater than the maximum rate of interest then permitted under applicable law.

         "PAYMENT DATE" shall mean any due date for the payment of any installment of Base Rent.

         "PERSON" shall mean and include governmental agencies and authorities, political subdivisions, individuals, corporations, general partnerships, limited partnerships, stock companies or associations, joint ventures, associations, trusts, banks, trust companies, land trusts, business trusts and any other entity of any form whatsoever, natural person, corporation, business trust, association, company, partnership or government, or any agency or political subdivision thereof.

         "PERMITTED ENCUMBRANCES" shall mean the matters, if any, set forth in Exhibit B attached hereto and incorporated herein by reference.

         "MULTIEMPLOYER PLAN" of any Person shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PLAN" shall mean an employee benefit or other plan established or maintained by such Person or any ERISA Affiliate of such Person and which is covered by ERISA, other than a Multiemployer Plan of such Person.

         "PLANS AND SPECIFICATIONS" shall mean those certain plans and specifications for the Facility and the Improvements prepared by the Architect and listed on Exhibit "D"

         "PRIMARY INTENDED USE" shall mean the operation of an assisted living facility and provision of ancillary services customarily provided to residents of such facilities, plus such additional uses as are permitted by Landlord from time to time hereunder.

         "PROPERTY" shall have the meaning ascribed to such term in Section 2.1.

         "PROPERTY ACQUISITION AGREEMENT" shall have the meaning ascribed to such term in the Facility Agreement.

         "RENT" shall mean the Base Rent, Additional Rent and Additional
Charges.

         "RENT COVERAGE RATIO" shall mean the ratio of EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) during a Fiscal Year quarter to Rent payable during the Fiscal Year quarter.

         "SECURITY AND SUBORDINATION DOCUMENTS" shall mean, collectively, (i) the Guaranty of Payment and Performance made with respect to each Lease by Tenant Parent, as Guarantor, in favor of Landlord substantially in the form attached hereto as EXHIBIT E (the "GUARANTY"), (ii) the Subordination and Standstill Agreement entered into by and among Landlord, Tenant, and Guarantor, substantially in the form attached hereto as EXHIBIT F (the "STANDSTILL AGREEMENT"), (iii) the Security Agreement by Tenant in favor of Landlord substantially in the form attached as EXHIBIT G (v) the Assignment of Leases, Rents and Receivables made by Tenant in favor of Landlord substantially in the form attached hereto as EXHIBIT H (the "LEASE ASSIGNMENT") and (vi) the Deposit Pledge Agreement.

         "SELLER" shall mean Edwin T. Friddle and Doris A. Friddle, husband and wife.

         "SHORTFALL FUNDING AGREEMENT" shall mean the Shortfall Funding Agreement of even date herewith between Balanced Care and Tenant.

         "STATE" shall mean the __________________.

         "TAKING" shall mean a taking or voluntary conveyance during the Term hereof of all or any part of the Property, or any interest therein, right with respect thereto or use thereof, as a result of, incidental to, or in settlement of any condemnation or other eminent domain proceedings affecting such Property, regardless of whether such proceedings shall have actually been commenced.

         "TENANT'S PERSONAL PROPERTY" shall mean all machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures or other personal property, and consumable inventory and supplies, including, by way of example but not by way of limitation, sterilizer units, scrub sinks, mail boxes, desks, lamps, chairs, beds, bedstands, surgical lamps, water stills, fume hoods, non-affixed cabinetry, tables, and similar movable equipment, owned by Tenant or leased by Tenant as lessee and used or useful in Tenant's business in the Building but in no event any items included within the definition of Fixtures or Equipment.

         "TEN YEAR TREASURY RATE" shall mean, as of the date of determination, the monthly average yield to maturity of actively traded marketable United States Treasury securities bearing a fixed rate of interest, adjusted for a constant maturity of ten years, as calculated by the Federal Reserve Board for the preceding calendar month and published in the Federal Reserve Board's Statistical Release H.15.

         "TERM" shall mean the Fixed Term and any Extended Terms, as the context may require, unless earlier terminated pursuant to the provisions of this Lease.

         "TOTAL PROJECT COSTS" shall mean the sum of all out-of-pocket costs and amounts disbursed, advanced or incurred by Landlord in connection with the Transaction Documents or the construction of Improvements, whether pursuant to the Development Agreement or otherwise, including without limitation (i) all Advances and any other hard or soft costs of constructing the Improvements and Facility, including site preparation and improvement, materials, labor, supervision, developer and administrative fees, costs of design, engineering and architectural and related or similar professional services and the costs of fixtures, (ii) purchase price and other acquisition costs of Landlord's acquisition of its interest in the Land and the amount of any ground rent which may be payable by Landlord (without any obligation on the part of Landlord to pay such rent), (iii) all costs incurred for providing means of access to and from the Land or parking facilities for or otherwise used by the Project, (iv) costs paid by Landlord, if any, for surveying the Land and recording fees and costs, title insurance and escrow fees and charges, (v) insurance premiums, real estate taxes, water and sewage charges, and other similar charges for or with respect to the Property paid by Landlord, if any, during the period commencing on the date of this Lease and ending on the Commencement Date, (vi)out-of-pocket expenses of Landlord and fees and expenses of legal counsel, accounting and other professional services provided to Landlord, (vii) any document, transfer, stamp or other taxes paid by Landlord with respect to the Property, (viii)any applicable regulatory or administrative fees and charges and any costs, charges, fees or expenses paid or incurred in connection with obtaining any applicable Governmental Approvals, franchises, authorizations, certificates of need, certificates of occupancy, and other authorizations and entitlements with respect to the Property, (ix) Imputed Interest and all other capitalized interest on amounts disbursed or advanced by Landlord or charges incurred by Landlord from time to time in connection with the Transaction Documents of the construction of the Improvements, (x) all fees and other amounts paid to the Developer under the Development Agreement, including without limitation both the Developer Fee and Developer Incentive Fee contemplated thereunder, (xi) the Commitment Fee and (xii) all other customary and reasonable costs and expenses incurred by Landlord in connection with the Land, the Improvements, the Fixtures, the Transaction Documents or otherwise in connection with the Property or this Lease.

         "TRANSACTION DOCUMENTS" shall have the meaning ascribed to such term in the Facility Agreement.

         "UNAVOIDABLE DELAYS" shall mean delays due to strikes, lockouts, inability to procure materials, power failures, acts of God, governmental restrictions, enemy action, war, civil commotion, riot, unavoidable casualty and other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.

2.       LEASE OF PROPERTY
         -----------------

         2.1. PROPERTY. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, subject to the terms and conditions hereinafter set forth, all of Landlord's right, title and interest in and to all of the following (the "Property"):

         (a) the Land;

         (b) all buildings, structures and other improvements of every kind, including but not limited to the Facility, all on and offsite improvements and building improvements shown on the Plans and Specifications, all other buildings, improvements and structures now existing or hereafter constructed upon the Land and all alleyways, connecting tunnels, walks, sidewalks, utility pipes, conduits, and lines (both on-site and off-site) parking areas, roadways, driveways, and other related on-site and off-site improvements appurtenant to such buildings and structures presently or hereafter situated upon the Land and any and all Capital Additions paid for by Landlord pursuant to Sections 11.1 and 11.2 (collectively, the "IMPROVEMENTS");

         (c) the Equipment; and

         (d) the Fixtures.

2.2. COMPLETION AND CONDITION OF PROPERTY. As of the Commencement Date, Landlord will have purchased the Property from Seller. Tenant acknowledges that concurrently herewith, Landlord has entered into the Development Agreement pursuant to which Developer has covenanted to construct and Finally Complete (as defined in the Development Agreement) the Facility, free and clear of all liens on or prior to the Completion Date. If for any reason Developer does not Finally Complete the Facility on or before the Completion Date or in the event of any defect in the construction of any Building or other Improvement, or if the Property shall not be delivered to Tenant free from material defects in workmanship or material, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. Tenant hereby expressly acknowledges its review, inspection and approval of the Land and the Plans and Specifications.

3.       TERM OF LEASE
         -------------

         3.1. TERM OF LEASE. The initial term of this Lease (the "Fixed Term") shall commence on the earlier to occur of (a) the date on which Tenant obtains and receives all Governmental Approvals (excluding a Medicare provider number) or (b) the date on which Tenant or Manager begins conducting any business activities from any portion of the Property (the "Commencement Date"), and, unless extended or terminated earlier in accordance with the provisions of this Lease, shall remain in effect for ten (10) years after the first day of the first full calendar month to commence on or after the Commencement Date. Notwithstanding the Commencement Date, if for any reason Landlord cannot deliver possession of the Property to Tenant on the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the Term hereof, but in such case, Tenant shall not be obligated to pay Rent until possession of the Property is tendered to Tenant. Tenant expressly acknowledges that (i) Landlord's obligation to acquire the Property pursuant to the Facility Agreement, Acquisition Agreement and the Property Acquisition Agreement is conditioned upon the fulfillment of the conditions stated therein and that Landlord makes no warranty that such conditions can or will be fulfilled to Landlord's satisfaction and, therefore, Landlord might not acquire (and nothing in this Lease shall obligate Landlord to acquire) the Property and (ii) Landlord is not obligated to complete the development and construction of the Improvements upon the Property, such development and construction being the obligation of Developer pursuant to the Development Agreement and (iii) Landlord makes no warranty that the conditions to Landlord's obligations stated in the Facility Agreement, Acquisition Agreement and Property Acquisition Agreement can or will be fulfilled to Landlord's satisfaction or that the Developer can or will complete the development of the Property and the construction of the Improvements as required under the Development Agreement. Therefore, Landlord might not acquire (and nothing in this Lease shall obligate Landlord to acquire) the Property and the Property might not be developed (and nothing in this Lease shall require the Landlord to develop the Property or construct the Improvements). In the event Landlord shall not acquire the Property on or before March 1, 1998 or the Improvements shall not have been completed within 180 days after the Completion Date, Tenant shall have the right, by delivery to Landlord within ten (10) days thereafter of Tenant's written notice of termination, to terminate this Lease without liability or cost to Landlord or Tenant.

         3.2. OPTION TO EXTEND TERM OF LEASE. Landlord hereby grants to Tenant three consecutive options to extend the term of this Lease for additional five year renewal terms (each an "Extended Term"). The first Extended Term shall commence immediately upon the expiration of the Fixed Term and each subsequent Extended Term shall commence upon the expiration of the immediately prior Extended Term. Each Extended Term shall be on the same terms and conditions as those set forth for the Fixed Term except that Rent shall be paid at a rate equal to the then current Fair Market Rental which, unless otherwise mutually agreed to by Landlord and Tenant, shall be determined by appraisal pursuant to the provisions of Article 25 (subject however to the restrictions stated in the definition of "Fair Market Rental"). Each such option may only be exercised by Tenant if, at the time such option is exercised, (i) Guarantor irrevocably commits to cause each Tenant under a Lease executed pursuant to the Facility Agreement to exercise the next option for an Extended Term with respect to all property leased by Landlord or its Affiliates to either (x) any wholly-owned subsidiary of Guarantor or (y) any Person previously owned by Guarantor, (ii) the Lease is in full force and effect, and (iii) an Event of Default is not continuing. Each such option shall be exercised by Tenant, if at all, by delivery of Notice to that effect to Landlord not less than 270 days but not more than 450 days prior to the date upon which this Lease otherwise would terminate. If Tenant is unable to exercise any option due to the provisions of this Section 3.2, the time during which such option may be exercised shall not be extended or enlarged. Time is strictly of the essence with respect to the requirement that Tenant give timely Notice of its exercise of any options hereunder, and Tenant's failure timely to exercise any option strictly in accordance with its terms shall constitute a material, irredeemable and incurable failure to satisfy a condition precedent to the vesting of any rights in Tenant pursuant to the option, and Tenant hereby expressly waives any right to claim relief from forfeiture, or any other form of equitable relief from consequences of an untimely exercise of any such option strictly in accordance with its terms. The implied covenant of good faith and fair dealing under this Lease shall not be construed to impose upon Landlord any obligation to notify Tenant in advance of the impending deadline for the exercise of any option hereunder, nor shall it obligate Landlord to excuse the tardy exercise of any Option, however slight. The failure of Tenant to exercise any of the options for the Extended Terms within the respective times specified in this Section shall thereby terminate any option with respect to any remaining Extended Terms.

4.       RENT
         ----

         4.1. PAYMENT OF BASE RENT. During the Term, Tenant shall pay to Landlord, in lawful money of the United States of America, in immediately available funds, without right of offset, at the address of Landlord as set forth in Section 29.8 or at such other place or to such other Person as Landlord may designate from time-to-time in a Notice, the Base Rent and all other "Additional Charges" due hereunder.

         4.2. BASE RENT. Commencing on the first Business Day of the first full calendar month occurring after the Commencement Date and continuing thereafter on the first day of each calendar month occurring thereafter during the Term hereof, Tenant shall pay to Landlord the annual Base Rent payable for each year during the Term hereof in equal monthly installments; provided that the first payment of Base Rent shall include an additional payment for the partial calendar month occurring between the Commencement Date and the first payment of Base Rent required under this Section. Any payment of Base Rent for a period of less than one calendar month shall be prorated based upon a 30 day month.

         4.3. ADDITIONAL RENT. Commencing on the first day of the second Lease Year and continuing on the first day of each succeeding Lease Year thereafter commencing during the

Term, Tenant shall pay, in addition to the Base Rent, an annual amount (the "ADDITIONAL RENT") equal to the sum of (i) Additional Rent, if any, payable during the immediately preceding Lease Year and (i) the product of (x) the Adjustment Factor for the immediately preceding Lease Year and (y) the sum of Base Rent plus Additional Rent, if any, payable to Landlord during the immediately preceding Lease Year. The annual Additional Rent shall be paid to Landlord in equal monthly installments paid concurrently with each payment of Base Rent.

         4.4. ADDITIONAL CHARGES/LATE PAYMENTS. Tenant shall pay and discharge as and when due and payable all Impositions and other amounts, liabilities and obligations which relate to the Property. If Tenant fails or refuses to pay any of the items referred to in the immediately preceding sentence, Tenant shall promptly pay and discharge every fine, penalty, interest and cost which may arise or accrue for the non-payment or late payment of such items. The aforementioned amounts, liabilities, obligations, Impositions, fines, penalties, interest and costs and any and all other amounts which Tenant may owe to Landlord pursuant to the terms of this Lease are referred to herein as "Additional Charges." The Additional Charges shall constitute Rent hereunder. Tenant hereby acknowledges that late payment by Tenant to Landlord of any Rent due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Property. Accordingly, if any Rent shall not be paid within five (5) days of its due date, Tenant shall pay Landlord without requirement of notice or demand therefor, as an Additional Charge, a late charge equal to six percent (6%) of the amount of such overdue Rent and, in such event, the parties hereby agree that such late charge will represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant. No late charge may be imposed more than once for the same late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies to which it may be entitled hereunder.

         4.5. BOND LEASE. This Lease is what is commonly called a "bond lease", it being understood that Landlord shall receive all Rent as provided in this Article net of any and all Impositions, Encumbrances, charges, costs, liabilities or expenses of any nature whatsoever in connection with the ownership and operation of the Property.

              (A) NO SET-OFF OF RENT. Landlord shall receive all Rent due hereunder and Rent shall be due and payable by Tenant in all events, without notice or demand and without any setoff, counterclaim, abatement, suspension, deduction or defense whatsoever. Tenant hereby irrevocably waives the application of and any rights it may have pursuant to any law or other Legal Requirement relating to valuation and appraisement. In addition to the Rent reserved by this Article, Tenant shall pay to the parties respectively entitled thereto all Impositions, insurance premiums, operating charges, maintenance charges, construction costs (excluding Total Project Costs which are expressly made the responsibility of another Person under the Transaction Documents) and any other charges, costs, liabilities and expenses which arise with respect to the Property or which otherwise may be contemplated under any provisions of this Lease during the Term hereof. All of such charges, costs, liabilities and expenses shall constitute additional rent, and upon the failure of Tenant to pay any such costs, charges, liabilities or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Rent. It is the intention of the parties hereto that, except as herein expressly provided this Lease shall not be terminable for any reason by Tenant. Any present or future law to the contrary shall not alter this agreement of the parties.

              (b) BANKRUPTCY. Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Tenant will not take any action to terminate, rescind, or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, windingup or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or any such assignee in any such proceeding or by any court in any such proceeding.

                  (i) In the event that Tenant shall file a petition, or an order for relief is entered against the Tenant, under Chapter 7, 9, 11 or 13 of the Bankruptcy Code (11 USC ss. 101 et seq.) (the "Bankruptcy Code"), and the trustee of Tenant shall elect to assume this Lease for the purpose of assigning the same, such assumption and/or assignment may only be made if all of the terms and conditions of subsections (ii) and (iii) of this Section 4.5((b)) are satisfied. If such trustee or debtor-in-possession, as the case may require, shall fail to elect to assume this Lease within sixty (60) days after such trustee of Tenant shall have been appointed, or the date of filing of the petition, as the case may be, at Landlord's election (and in Landlord's sole and absolute discretion) this Lease shall be deemed to have been rejected and, in such event, Landlord shall thereupon immediately be entitled to possession of the Property without further obligation to the Tenant or Tenant's trustee in bankruptcy, and this Lease shall be canceled, but Landlord's right to be compensated for damages in such bankruptcy proceeding shall survive such cancellation.

                  (ii) No election to assume this Lease shall be effective unless in writing and addressed to Landlord and unless, in the Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, have been satisfied.


                  (A) The trustee or the debtor-in-possession has cured or has provided Landlord "adequate assurance" (as defined hereunder) that:

                      (1) within ten (10) days from the date of such assumption, the trustee (or debtor-in-possession) will cure all monetary defaults under this Lease; and

                      (2) within thirty (30) days from the date of such assumption, the trustee (or debtor-in-possession) will cure all nonmonetary defaults under this Lease.

                  (B) The trustee or the debtor-in-possession has compensated, or has provided to Landlord adequate assurance that within ten (10) days from the date of assumption Landlord will be compensated, for any pecuniary loss incurred by Landlord arising from the default of the Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession;

                  (C) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

                      (1)  the  trustee  or   debtor-in-possession   shall  also
          deposit with Landlord, as security for the timely payment of Rent, an amount equal to three (3) months' of the then current Base Rent and other monetary charges accruing under this Lease; and

                      (2) the obligations imposed upon the trustee or debtor-in-possession shall continue with respect to Tenant after the completion of bankruptcy proceedings.

                  (D) Landlord has determined that the assumption of the Lease will not:

                      (1) breach any provision in any agreement by which Landlord is bound relating to the Property; or

                      (2) disrupt, in Landlord's judgment, the reputation and profitability of the Property.

                  (E) For purposes of this subsection (ii), "adequate assurance" shall mean:

                      (1) Landlord shall determine that the trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or debtor-in-possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and

                      (2) an order shall have been entered segregating sufficient cash payable to Landlord and/or there shall have been granted a valid and perfected first lien and security interest in property of the Tenant, trustee or debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or debtor-in-possession to cure the monetary and/or nonmonetary defaults under this Lease within the time periods set forth above.

                  (iii) If the trustee or debtor-in-possession has assumed the Lease pursuant to the terms and provisions of subsections (i) and (ii) herein, for the purpose of assigning (or election to assign) the Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided "adequate assurance" (as defined in this subsection (iii)) of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this Section, adequate assurance of future performance shall mean that Landlord shall have ascertained that each of the following conditions has been satisfied:


          (A) The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of the Tenant's obligations under this Lease;

          (B) If requested by Landlord, the assignee shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

          (C) Landlord has obtained all consents to waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to enable Landlord to permit such assignment;

          (D) This assignee has deposited an adequate security deposit with Landlord; and

          (E) The assignee has demonstrated that its intended use of the Property is consistent with the terms of this Lease and will not diminish the reputation of the Building, or violate any "exclusive" which has been granted to another tenant in the Building.

                  (iv) When, pursuant to the Bankruptcy Code, the trustee or debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Property or any portion thereof, such charges shall not be less than the then current Base Rent as defined in this Lease and other monetary obligations of Tenant.

                  (v) Neither Tenant's interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

                  (vi) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

5.       IMPOSITIONS
         -----------

         5.1. PAYMENT OF IMPOSITIONS. Tenant shall pay, or cause to be paid, all Impositions prior to delinquency and before any fine, penalty, interest or cost may be added for nonpayment (subject to Tenant's rights of contest pursuant to the provisions of Article 13. Such payments shall be made directly to the authorities levying or to the other persons entitled to such Impositions, if possible. Tenant shall, promptly upon request by Landlord, furnish to Landlord original or certified copies of receipts or other reasonably satisfactory evidence of such payments. Tenant's obligation to pay Impositions shall be deemed absolutely fixed upon the date such Impositions become due to the authority or person entitled thereto. If any such Imposition may, at the option of the payor, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may pay the same (and shall pay any accrued interest on the unpaid balance of such Imposition) in installments, and in such event shall pay such installments (subject to Tenant's right of contest pursuant to the provisions of Article 13) as the same become due and before any fine, penalty, premium, further interest or cost is added thereto. Landlord shall, to the extent required or permitted by applicable laws and regulations, prepare at its expense and file all returns with respect to Landlord's net income, gross receipts, sales, use, single business, transaction privilege, rent, ad valorem and franchise taxes, and with respect to taxes on Landlord's capital stock. Tenant shall, at its expense, and to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports with respect to any Imposition as may be required by governmental agencies, authorities or other persons entitled to the receipt of the Impositions. If any refund shall be due from any taxing authority or other persons entitled to the receipt of the Impositions with respect to any Imposition paid by Tenant, the same shall be paid over to and retained by Tenant unless an Event of Default shall have occurred hereunder and be continuing, in which case such refund shall be paid over to and retained by Landlord. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article 17. Landlord and Tenant shall, each upon a request by the other, provide such information regarding the Property as is maintained by the party to whom the request is made as may be reasonably necessary to prepare any required returns or reports. If any governmental agency or authority classifies any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide to the other party, promptly upon request, cost and depreciation records reasonably necessary for filing returns for any property so classified as personal property. If Landlord is legally required to file any personal property tax returns, Landlord shall provide Tenant with copies of any assessment notices with respect thereto in sufficient time for Tenant to file a protest with respect thereto if it so elects pursuant to
Article 13. If no Event of Default is then continuing, Tenant may at its option and sole cost and expense, upon notice to Landlord, protest, appeal or institute such other proceedings as Tenant reasonably may deem appropriate to effect a reduction of real estate or personal property assessments so long as such action is conducted in good faith and with due diligence and without prejudice to Landlord's rights or interest in or with respect to the Property or Landlord's rights under this Lease. In such event, Landlord, at Tenant's sole cost and expense, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant hereby agrees to indemnify, defend, protect, save and hold Landlord harmless from and against any and all losses, demands, claims, obligations and liabilities against or incurred by Landlord in connection with such protest, appeal or other proceeding. Billings by Landlord to Tenant for reimbursement of personal property taxes shall be accompanied by copies of a bill therefor and evidence of payment thereof which identify the personal property with respect to which such payment has been made.

         5.2. NOTICE OF IMPOSITIONS. Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge. Notwithstanding the foregoing, however, Landlord's failure to give any such Notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions, but unless Tenant or Manager otherwise had notice of such Imposition, Landlord shall be responsible for any fine, penalty or interest resulting from its failure to give such Notice and any default by Tenant hereunder shall be obviated for a reasonable time after Tenant receives Notice of any Imposition which it is obligated to pay.

         5.3. ADJUSTMENT OF IMPOSITIONS. Impositions imposed with respect to the tax period during which the Term expires or terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such expiration or termination, so that Tenant is only obligated to pay that portion of such Imposition(s) pertaining to the tax period within the Term. The obligation of Tenant to pay its prorated share of Impositions shall survive expiration of earlier termination of this Lease.

         5.4. UTILITY CHARGES. Tenant shall pay or cause to be paid all charges for all utilities, including but not limited to electricity, power, gas, oil and water, used in the Property during the Term.

         5.5. INSURANCE PREMIUMS. Tenant shall pay or cause to be paid all premiums for insurance coverage required to be maintained pursuant to Article 14.

6.       TERMINATION OR ABATEMENT OF LEASE
         ---------------------------------

         6.1. NO TERMINATION OR ABATEMENT. Without limiting the generality of
Section 4.5((a)) hereof, Tenant, to the full extent permitted by law, shall remain bound by this Lease in accordance with its terms in all events unless Landlord shall elect to terminate this Lease (other than due to an Event of Default) in accordance with the terms hereof. Tenant shall not take any action without the prior written consent of Landlord to modify, surrender or terminate this Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, and Rent and all other sums shall continue to be payable by Tenant hereunder in any event unless the obligation of Tenant to pay the same terminates pursuant to the express provisions of this Lease by termination of this Lease (other than by reason of an Event of Default). Without limiting the generality of the immediately preceding sentence, Tenant shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or setoff against Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, all or any portion of the Property from whatever cause or any Taking of all or any portion of the Property; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of all or any portion of the Property, or the interference with such use or with Tenant's quiet enjoyment of the Property by any person or entity; (c) the eviction of Tenant from the Property or any portion thereof whether by paramount title or otherwise; (d) any claim which Tenant has or may have against Landlord by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties; (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or (f) any other cause, whether similar or dissimilar to any of the foregoing. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which (i) may now or hereafter be conferred upon it by law or otherwise to modify, surrender or terminate this Lease or quit or surrender all or any portion of the Property or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of Rent or other sums payable by Tenant hereunder.

7.       OWNERSHIP OF PROPERTY; TENANT'S PERSONAL PROPERTY SECURITY INTEREST
         -------------------------------------------------------------------

         7.1. OWNERSHIP OF THE PROPERTY. The Property is, and throughout the Term shall continue to be, the property of Landlord. Tenant has only the right to the exclusive possession and use of the Property, upon the terms and subject to the conditions set forth in this Lease.

         7.2. TENANT'S PERSONAL PROPERTY; SECURITY INTEREST. Tenant may, at its expense, install, assemble or place on the Property any items of Tenant's Personal Property and may, subject to the conditions set forth below, remove Tenant's Personal Property upon the expiration or earlier termination of this Lease (other than a termination upon an Event of Default). Notwithstanding the foregoing, in order to secure the payment and the performance of all of Tenant's obligations under this Lease, Tenant hereby grants to Landlord a security interest in (and hereby pledges and collaterally assigns to Landlord) all of Tenant's rights, title and interest in and to Tenant's Personal Property, all whether now existing or hereafter acquired and hereby further agrees to execute and deliver to Landlord, forthwith after demand by Landlord from time to time, any security agreement in a reasonable form determined by Landlord and such additional writings and instruments, including without limitation financing statements, as may be required by Landlord for the purpose of effectuating the intent of this sentence and perfecting the security interest granted to Landlord hereunder, and Tenant agrees that Landlord shall have with respect to all of Tenant's Personal Property all rights and remedies of a secured party under the Uniform

Commercial Code as adopted by and in effect in the State, including, but not limited to, the right after the occurrence of an Event of Default to use, retain or sell Tenant's Personal Property (and any such sale may be either a private or public sale as determined in Landlord's reasonable discretion), and Landlord shall not be required to remove any of such Personal Property from the Property and in no event shall Landlord be liable to Tenant for Landlord's use or taking possession of such Personal Property. Pending disposition of such Personal Property by Landlord, the Landlord shall be entitled to use such Personal Property in connection with the operation (if any) of the Facility. Tenant shall not permit the Property or Tenant's Personal Property to become subject to any liens or encumbrances of any kind without first obtaining the prior written consent of Landlord, except that no such consent shall be required for any purchase money security interest for the acquisition of equipment constituting Tenant's Personal Property. The security interest granted Landlord hereby shall be subordinate to any such purchase money security interest. Landlord further agrees that Tenant may lease Tenant's Personal Property from third parties, and Landlord shall execute and deliver such agreements as may be reasonably required by any equipment lessor or the holder of a purchase money security interest to confirm that Landlord's lien on the item of Tenant's Personal Property in question is subordinate to the rights of such equipment lessor or lender on the express condition that, in each case, Tenant shall obtain from the holder of the purchase money debt or lessor of Personal Property, as the case may be, its agreement to (i) notify Landlord of any default by Tenant, (ii) allow Landlord an opportunity to cure any default, (iii) recognize Landlord as succeeding to Tenant's rights under the agreement in question and to the undisturbed use of the equipment, provided that Landlord fully complies with the terms of such agreement. Tenant shall provide and maintain on the Property during the entire Term such Tenant's Personal Property as shall be necessary to operate the Facility in compliance with any and all applicable licensure and certification requirements, in compliance with all Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the health care industry with respect to the Primary Intended Use then conducted on the Property by Tenant and permitted hereunder. All Tenant's Personal Property not removed by Tenant within ten (10) days following the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving Notice thereof to Tenant and without any payment or obligation to account to Tenant. Tenant shall, at its sole cost and expense, restore the Property to the condition required by Section 10.1((d)), including repair of all damage to the Property caused by the removal of Tenant's Personal Property, whether effected by Tenant or Landlord.

8.       CONDITION AND USE OF PROPERTY
         -----------------------------

         8.1. CONDITION OF THE PROPERTY. By taking possession of the Property, Tenant warrants and represents to Landlord (i) that it has examined and otherwise has approved the condition of the Property prior to accepting such possession, (ii) that Tenant has found the Property to be approved for occupancy by all appropriate governmental agencies having jurisdiction over issues related to occupancy, and (iii) that Tenant has found the Property to be satisfactory to Tenant in every respect including for its Primary Intended Use. Notwithstanding the foregoing, Tenant is leasing the Property "AS IS" irrespective of the accuracy of the facts and circumstances acknowledged and warranted and represented by Tenant as aforesaid, without any representation or warranty by Landlord of any kind and subject to all matters of every kind and description including without limitation (a) the existing state of title, including all covenants, conditions, restrictions, ground leases, easements, licenses, Legal Requirements, mortgages, deeds of trust, assignments of leases, fixture filings and other financing instruments and any and all other matters, including matters known to Tenant, all matters of record and other matters, and (b) matters which would be disclosed by an inspection of the Property or by an accurate survey of the Land,

(c) any matter relating to the construction, development or quality of the Improvements, Fixtures and any and all furnishings and equipment installed or located therein or otherwise within the Property, and (d) all other matters which should reasonably have been known or unknown to Tenant. Tenant waives any and all claims, demands and cause or causes of action heretofore or hereafter arising against Landlord with respect to the condition of the Property. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS DESIGN, CONDITION, HABITABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE QUALITY OF DEFECTS IN THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT. TENANT ACKNOWLEDGES AND AGREES THAT, AS OF THE COMMENCEMENT DATE, THE PROPERTY SHALL BE CONCLUSIVELY DEEMED TO HAVE BEEN INSPECTED BY TENANT AND SHALL BE CONCLUSIVELY DEEMED TO BE SATISFACTORY TO IT IN ALL RESPECTS.

         8.2. USE OF THE PROPERTY.

              (a) Tenant covenants, warrants and represents to Landlord that at the Commencement Date Tenant shall have, and shall thereafter exercise its best efforts to maintain in effect, all permits, licenses, authorizations and approvals needed to use and operate the Facility for Tenant's Primary Intended Use in accordance with all Legal Requirements.

              (b) Throughout the entire Term, Tenant shall use or cause the Property to be used solely for its Primary Intended Use. Tenant shall not use the Property or any portion thereof for any other purpose whatsoever without the prior written consent of Landlord. The parties agree that Landlord's consent will not be deemed to be unreasonably withheld if, in the reasonable opinion of Landlord, the Tenant's proposed use of the Property will significantly alter the character or purpose or detract from the value or operating efficiency of the Property, or significantly impair the revenue-producing capability of the Property. No use shall be made or permitted to be made of the Property and no acts shall be done which violate any Legal Requirements or Insurance Requirements or which will cause the cancellation of any insurance policy covering the Property or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in, about or under the Property any Hazardous Substance or any other article which may be prohibited by the Legal Requirements or Insurance Requirements (provided, however, that Hazardous Substances comprised of medical waste or medical substances such as isotopes, alcohol, formaldehyde and other substances commonly used in the operation of medical offices and clinics similar to the Facility shall be permitted on the Property so long as all such wastes and substances are used, handled, maintained and disposed of in strict accordance with all applicable Legal Requirements and Insurance Requirements). Tenant shall, at its sole cost, comply with all Legal Requirements and Insurance Requirements.

              (c) Tenant shall not commit or suffer to be committed any waste nor shall Tenant cause or permit any nuisance on the Property.

              (d) Tenant shall neither suffer nor permit all or any portion of Tenant's Personal Property or the Property, including any Capital Addition whether or not financed or paid for by Landlord, to be used in such a manner as
(i) may impair the owner's title or Landlord's entitlement thereto or to any portion thereof or (ii) may make possible a claim or claims of adverse usage, prescriptive right, adverse possession or implied dedication of all or any portion of the Property to the public, except as is necessary in the ordinary and prudent operation of the Property.

         8.3. FUNDING OF MAINTENANCE AND REPAIR.

              Commencing in the sixth Lease Year, and continuing during each Lease Year throughout the Term, Tenant shall expend no less than $18,000 [$300 per unit ] during each Lease Year with respect to maintenance of the Property and capital repairs of existing elements of the Property. For the avoidance of doubt, expenditures with respect to repair and replacement of Tenant's Personal Property and other personal property at or about the Property shall not be included when determining whether Tenant has complied with the requirements of this Section 8.3. Upon the request of Landlord, Tenant shall deliver a written report to Landlord or its designated agent stating (i) the expenditures made by Tenant in accordance with this Section 8.3 during any prior Lease Year and (ii) the expenditures which Tenant anticipates making during the current Lease Year in order to comply with this Section 8.3.

9.       LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS
         ---------------------------------------------

         9.1. COMPLIANCE WITH LEGAL REQUIREMENTS, INSURANCE REQUIREMENTS AND INSTRUMENTS. Subject to the rights of Tenant as provided in Article 13 relating to permitted contests, Tenant, at its sole cost and expense, shall promptly (a) comply with all applicable Legal Requirements and Insurance Requirements with respect to the use, operation, maintenance, repair and restoration of the Property, whether or not compliance therewith shall require structural change in the Property or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all appropriate licenses, certificates of need, provider agreements, service agreements and other permits, licenses, franchises and authorizations required for the Facility, any use of the Property and Tenant's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Property or any part thereof, including without limitation any Capital Additions.

         9.2. COVENANTS REGARDING LEGAL REQUIREMENTS. Tenant covenants and agrees that it shall not use the Property or Tenant's Personal Property for any purpose which violates the Legal Requirements. Tenant shall acquire and maintain all appropriate licenses, certificates, permits, provider agreements, service agreements, franchises, authorizations and approvals necessary to operate the Property and the Facility in its customary manner for the Primary Intended Use, and any other use conducted on the Property by Tenant and permitted by Landlord hereunder. If no Event of Default has occurred and is then continuing, Tenant may, however, upon prior Notice to Landlord, contest the legality or applicability of any such Legal Requirement or any licensure decision if Tenant maintains such action in accordance with the provisions of Article 13 hereof and otherwise conducts such action in good faith, with due diligence, without prejudice to Landlord's rights or entitlement to the Property or Landlord's rights hereunder and at Tenant's sole cost and expense. If by the terms of any such Legal Requirement compliance therewith, pending the prosecution of any such proceeding, may legally be delayed without the occurrence of any lien, charge, fine, penalty or other liability of any kind against the Property or Landlord's or Tenant's leasehold interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Tenant, subject to the prior written consent of Landlord (which consent shall not be unreasonably withheld), may nonetheless contest and/or delay as aforesaid provided that such contest or delay, as the case may be, will not affect Landlord's entitlement to the Property, subject Landlord or Tenant to criminal liability and Tenant (a) furnishes to Landlord security reasonably satisfactory to Landlord, in Landlord's sole and absolute discretion, against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest at Tenant's sole cost and expense, with due diligence and in good faith.

10.      CONDITION OF THE PROPERTY
         -------------------------

         10.1. MAINTENANCE AND REPAIR.

               (a) Tenant, at its sole cost and expense, shall keep the Property and all private roadways, sidewalks and curbs appurtenant thereto in good order, condition and repair and, except as may otherwise be expressly provided to the contrary in Article 15, or 16, with reasonable promptness, shall, at Tenant's sole cost and expense, make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, patent or latent, foreseen or unforeseen, or arising by reason of a condition existing prior to, at or after the Commencement Date and regardless of the cause necessitating repair. Tenant shall also be obligated at its expense to make all repairs, modifications and renovations necessary to comply with all licensing, safety and health and building code, regulations applicable to the Property so that it can be legally operated for its Primary Intended Use, including all modifications or other renovations which may be required under the Americans with Disabilities Act of 1990, as from time to time amended (42 U.S.C. ss. 12101 et seq.). All repairs by Tenant shall be made by duly licensed contractors under a no-lien contract (to the extent available in the State) and shall be made in a good and workmanlike manner using materials of good quality. Tenant shall not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of all or any portion of the Property for the Primary Intended Use. Tenant shall give Landlord ten days prior written notice of any repair, replacement, modification or renovation pursuant to this Section which is reasonably expected to cost in excess of $50,000 and, prior to commencing any such repair, replacement, modification or renovation, shall provide to Landlord either (i) a lien payment and completion bond in form and substance and issued by a surety reasonably acceptable to Landlord in an amount equal to 150% of the reasonably anticipated cost of such repair, replacement, modification or renovation (which payment bond together with a copy the applicable contract shall in the form required and shall be recorded in the office of the county recorder or county register of the county in which the portion of the Property is located in the manner required under the laws of the State to prevent liens from attaching to the Property) or (ii) a payment and completion guaranty in form and substance and executed by a guarantor reasonably acceptable to Landlord.

               (b) Landlord shall not under any circumstances be required to build or rebuild the Building or any other improvement on the Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Property, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, patent or latent, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, nor shall Landlord under any circumstances be required to maintain the Property in any other way. Tenant hereby waives, to the fullest extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law or equitable principle in effect at the time of the execution of this Lease or hereafter enacted. Landlord shall have the right to give, record and post, on the Property and otherwise, as appropriate, notices of non-responsibility under any mechanic's lien laws now or hereafter existing, and any other notices of a similar nature that Landlord may reasonably elect to give, record or post from time to time during the Term.

               (c) Nothing contained in this Lease, and no action or inaction by Landlord, shall be deemed or construed in any manner as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to all or any portion of the Property or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such a manner as would permit the making of any claim against Landlord or any portion of the Property with respect thereto, or to make any agreement that may create, or in any way may be the basis for the assertion of any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in all or any portion of the Property.

               (d) Subject to Section 15.7 hereof, Tenant shall, upon the expiration or earlier termination of this Lease, vacate and surrender the Property to Landlord in the condition in which the Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, and except for ordinary wear and tear (but such exception shall be subject to the obligation of Tenant under this Section 10.1 to maintain and repair the Property and make those modifications and renovations to the Property which are required to keep the Property in good order, condition and repair during the entire Term of this Lease).

         10.2. ENCROACHMENTS. If any portion of a Building shall at any time during the Term impair the rights of others under any easement or right-of-way burdening the Land, provided that such restriction or easement has not been created by Landlord subsequent to the Commencement Date and without the consent of Tenant in violation of this Lease, then promptly upon the request of Landlord, or at the behest of any person affected by violation or impairment and in such case, in the event of an adverse final determination, Tenant shall, at Tenant's sole cost and expense, but in conjunction with Landlord, obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant, subject to Landlord's consent to all such settlements or waivers. In any event Tenant shall, subject to Landlord's consent, take all such actions as may be necessary in order to be able to continue the operation of the Property for the then existing use substantially in the manner and to the extent the Property was operated prior to the assertion of such violation or impairment. Notwithstanding the provisions of this Section
10.2 to the contrary, Tenant shall not be responsible for any claims to the extent such claims are covered by Landlord's title insurance policy, and Landlord agrees that any proceeds recovered under such title insurance policy shall be made available to remedy the claimed violation or restriction.

11.      CAPITAL ADDITIONS
         -----------------

         11.1. CONSTRUCTION OF CAPITAL ADDITIONS.

               (a) If no Event of Default shall have occurred and be continuing, Tenant may, subject to the terms and conditions contained in this Article, construct or install Capital Additions on the Property with the prior written approval of Landlord. Tenant shall not be permitted to create any Encumbrance on the Property in connection with any such Capital Addition.

               (b) Prior to commencing construction of any Capital Addition, Tenant shall submit a written proposal to Landlord setting forth in detail any proposed Capital Addition which proposal shall include plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition. Without limiting the generality of the foregoing, the proposal shall indicate the approximate projected cost of constructing the proposed Capital Addition, the use or uses to which it will be put and a good faith estimate of the change, if any, in the Tenant's gross revenue that Tenant anticipates will be caused by the addition of the proposed Capital Addition to the Property. Tenant shall not commence to build any Capital Addition unless Tenant shall first have provided Landlord with either (i) a lien payment and completion bond in form and substance and issued by a surety reasonably acceptable to Landlord in an amount equal to 150% of the reasonably anticipated cost of such repair, replacement, modification or renovation (which payment bond together with a copy the applicable contract shall in the form and amount required and shall be recorded in the office of the county recorder or county register of County in which the portion of the Property is located in the manner required under the law of the State to prevent liens from attaching to the Property) or
(ii) a payment and completion guaranty in form and substance and executed by a guarantor reasonably acceptable to Landlord.

               (c) No Capital Addition shall be made which would tie in or connect any improvements on the Property with any other improvements on property adjacent to the Property (and not part of the Property covered by this Lease), including without limitation, tieins of buildings or other structures or utilities unless Tenant shall have obtained the prior written consent of Landlord. Landlord may grant, withhold or delay its consent in its sole discretion. All proposed Capital Additions shall be architecturally integrated and consistent with the use and design of Property.


         11.2. CAPITAL ADDITIONS FINANCED OR PAID FOR BY LANDLORD.

               (a) Tenant shall request that Landlord provide or arrange financing for any Capital Addition which is reasonably expected to cost in excess of $50,000 by providing to Landlord such information about the Capital Addition as Landlord may reasonably request. Landlord may, but shall be under no obligation to, meet the request, and within 30 days of receipt of such information, Landlord shall notify Tenant as to whether it will finance the proposed Capital Addition and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to this Lease (including, without limitation, an increase in Rent to compensate Landlord for the additional funds advanced by it). In no event shall the portion of such Capital Additions cost constituting charges for material, labor and fixtures comprise less than eighty-five percent (85%) of the total amount of such Capital Additions Cost.

               (b) If Landlord elects to finance the Capital Additions Cost of the proposed Capital Addition, Tenant shall provide Landlord with the following (unless waived by Landlord in writing):

               (i) prior to any disbursement of funds, such information, certificates, licenses, permits, authorizations, evidence of zoning and other documents reasonably requested by Landlord, or by any third party lender with whom Landlord has agreed or may agree to provide financing, as necessary to confirm that Tenant will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use for such Capital Addition, including all required federal, state or local government licenses, permits, authorizations and approvals;

               (ii) prior to any disbursement of funds, an Officer's Certificate and, if requested, a certificate from Tenant's architect, setting forth in reasonable line-item detail the projected (or actual, if available) Capital Additions Cost;

               (iii) prior to or coincident with the first disbursement of funds, an amendment to this Lease (together with a memorandum thereof in recordable form), duly executed and acknowledged, in form and substance reasonably satisfactory to Landlord, providing for the change in the Rent, the legal description of any land obtained or leased in connection with such Capital Addition and such other provisions as may be necessary or appropriate;

               (iv) prior to or coincident with payment for any land obtained in connection with such Capital Addition, a deed conveying to Landlord title to such land, or, if applicable, a ground lease on terms acceptable to Landlord, which title (or leasehold, if applicable) shall be free and clear of any liens, encumbrances or other exceptions to or matters affecting title except those approved by Landlord, and, upon completion of the Capital Addition, a final as-built survey thereof reasonably satisfactory to Landlord;

               (v) during construction and following completion of the Capital Addition, endorsements to any outstanding policy of title insurance covering the Property, or commitments therefor reasonably satisfactory in form and content to Landlord (X) updating the same without any additional exception except such as may be reasonably permitted by Landlord and (Y) adding to its coverage any land acquired or leased in connection with such Capital Addition and increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner's policy of title insurance referred to in subparagraph (vi) below);

               (vi) following the advance of funds, if appropriate, (X) an extended coverage owner's policy of title insurance insuring fee simple title (or, if applicable, Landlord's leasehold interest) to any land conveyed (or leased) to Landlord pursuant to subparagraph (iv), free and clear of all liens and encumbrances except those approved by Landlord, and (Y) a lender's policy of title insurance reasonably satisfactory in form and substance to Landlord and to any Lender with whom Landlord has agreed or may agree to provide financing; and

               (vii) during or following the advancement of funds, prints of architectural and engineering drawings relating to the Capital Addition and such other certificates (including, but not limited to, endorsements increasing the insurance coverage, if any, at the time required by Section 14.1), documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of Tenant authorizing the execution and delivery of the lease amendment and any other instruments as may be reasonably required by Landlord and any lender from whom Landlord has agreed or may agree to obtain financing.

               (c) Any new mortgage or supplement to any existing mortgage entered into by Landlord with any lending institution covering the Property or any land referred to in subparagraph (v) above shall be subject to the rights of Tenant under this Lease, as this Lease may be amended from time to time.

         11.3. CAPITAL ADDITIONS PAID FOR BY TENANT. If Landlord elects not to finance the cost of a Capital Addition under the terms of Section 11.2 and Tenant elects nevertheless to make such Capital Addition, (i) Tenant shall not commence any construction with respect to such Capital Addition without first obtaining the prior written consent of Landlord, (ii) Tenant shall comply with all requirements of this Lease, including without limitation Section 10.1, and
(iii) Tenant shall pay all costs of such Capital Addition, and there shall be no adjustment in the Rent by reason of any such Capital Addition.

         11.4. DISPOSITION OF CAPITAL ADDITIONS UPON EXPIRATION OR TERMINATION OF LEASE. Upon the expiration or earlier termination of this Lease, all Capital Additions shall pass to and become the property of Landlord, free and clear of all encumbrances, without payment by Landlord.

         11.5. NON-CAPITAL ADDITIONS. Tenant shall have the right to make additions, modifications or improvements to the Property which are not Capital Additions from time to time as it, in its reasonable discretion, may deem to be desirable for the Property's uses and purposes permitted hereunder, provided that such action shall not significantly alter the character or purpose or detract in any manner from the value or operating efficiency of the Property nor significantly impair the revenue-producing capability of the Property or materially and adversely affect the ability of Tenant to comply with the provisions of this Lease and that Tenant give Landlord ten days prior written notice of such addition, modification or improvement the cost of which exceeds $100,000, which are not Capital Additions. The cost of such noncapital additions, modifications or improvements to the Property shall be paid by Tenant, and all such non-capital additions, modifications and improvements shall, without payment by Landlord at any time, be included under the terms of this Lease, and upon expiration or earlier termination of this Lease shall pass to and become the property of Landlord.

         11.6. SALVAGE. All materials which are scrapped or removed in connection with the making of either Capital Additions permitted by Section 11.1, non-capital additions permitted by Section 11.5, or repairs required by
Article 10 shall be or become the property of Landlord.

12.      LIENS
         -----

         Subject to the provisions of Article 13 relating to permitted contests, Tenant shall not directly or indirectly create or allow to remain and shall promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any portion of the Property or any attachment, levy, claim or encumbrance in respect of Rent, not including, however, (a) this Lease, (b) Permitted Encumbrances, if any, and the Leasehold Mortgage encumbering solely Tenant's interest in the Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (d) liens for those taxes of Landlord which Tenant is not then currently required to pay hereunder, (e) subleases permitted by Article 23, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as the same are not yet payable or are payable without the addition of any fine or penalty and are in the process of being contested as permitted by Article 13,
(g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that, notwithstanding the provisions of
Article 13, at Landlord's request Tenant shall remove any such lien from record title to the Property, at Tenant's sole cost and expense, by executing undertakings, with sufficient sureties in the manner required by the Law of the State (including Indiana Statutes Section 328311) to remove such lien from record title to the Property; provided further (i) the payment of such sums shall not be postponed for more than five days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor and or (ii) any such liens are in the process of being contested as permitted by Article 13, and (h) any liens which are the responsibility of Landlord pursuant to the provisions of Article 26.

13.      CONTESTS
         --------

         Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, Encumbrance, charge or claim not otherwise permitted by Article 12, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Property, (b) neither the Property nor any Rent therefrom nor any part thereof or interest therein would be subject to any risk of being sold, forfeited, attached, foreclosed, or lost, (c) in the case of a Legal Requirement, Landlord would not be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of $50,000 then, in any such event, Tenant shall deliver to Landlord an Officer's Certificate and opinion of counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable, (e) in the case of a Legal Requirement or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Property or the Rent by reason of such non-payment or non-compliance including without limitation a guaranty in form and substance acceptable to Landlord and executed by a guarantor acceptable to Landlord (g) in the case of an Insurance Requirement, the coverage required by Article 14 shall be maintained, and (h) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Notwithstanding any express or implied provision of this Article to the contrary, the provisions of this Article shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of an Imposition) or any other sums payable by Tenant to Landlord hereunder. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify, defend and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

14.      INSURANCE
         ---------

         14.1. GENERAL INSURANCE REQUIREMENTS. Tenant shall at all times maintain policies of insurance insuring the Property, and all property located in or on the Property and shall insure the Property, against the kinds of risks and in the amounts of coverage described below. All such insurance shall be written by companies of recognized responsibility authorized to conduct an insurance business in the State. Except as expressly provided to the contrary in subsection 14.1((e)) below, all such insurance (other than insurance with respect to Tenant's Personal Property) shall name Landlord as the insured and name Tenant as an additional insured. All insurance with respect to Tenant's Personal Property shall name Tenant and Landlord as co-insureds. Proceeds of insurance policies payable to compensate any loss shall be payable to Landlord or Tenant as provided in Article 15. All such insurance shall name as an additional insured or loss payee, as appropriate, the holder (a "Facility Mortgagee") of any mortgage, deed of trust or other security agreement securing any Encumbrance placed on the Property in accordance with the provisions of
Article 26 ("Facility Mortgages") by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment or other settlement in excess of $100,000 shall require the written consent of Landlord and each Facility Mortgagee and any other lender of Landlord or its Affiliates ("Landlord Lender") having any contractual insurance requirements which would impact on the insurance requirements of this Lease to the extent so required and Landlord has given Tenant notice thereof. Originals or certified copies of all insurance policies obtained pursuant to this Article shall be deposited with Landlord and, if requested, with any Facility Mortgagee(s) or Landlord Lender(s). The policies on the Property, including the Building, Fixtures and Tenant's Personal Property, shall insure against the following risks:

               (a) loss or damage by fire, vandalism and malicious mischief, extended coverage perils ("all risk" as such term is used in the insurance industry), and all physical loss perils insurance including but not limited to sprinkler leakage, in an amount not less than 100% of the then full replacement cost thereof (as defined below in Section 14.2) or such lesser amount as is approved by Landlord in writing, which coverage shall include an "increased cost of construction" endorsement;

               (b) loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility in such amounts with respect to any one accident as may be reasonably requested by Landlord from time to time;

               (c) Tenant's business interruption under a rental value insurance policy covering risk of loss during the lesser of the first 12 months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the hazards described in Sections 14.1((a)) or 14.1((b)) or 14.1((h)), if and to the extent available and economically feasible, in an amount sufficient to prevent Landlord from becoming a coinsurer;

               (d) Landlord's loss of rental, under a rental value insurance policy for not less than 12 months of scheduled Base Rent;

               (e) Claims for personal injury or property damage under a policy of Comprehensive General Public Liability insurance or Commercial General Liability insurance applying to the use and occupancy of the Property, or any part thereof, or any areas adjacent thereto, and the business operated by Tenant. Such insurance shall name Tenant as the named insured and name Landlord and American Health Properties, Inc. as an additional insured and shall include Broad Form Contractual Liability insurance coverage insuring all of Tenant's indemnity obligations pursuant to Section 22.1 of this Lease. Such coverage shall have a total limit of $13,000,000 with a minimum combined single limit of liability of primary policy coverage of at least $1,000,000 with a general aggregate limit as to such primary policy of at least $3,000,000 and shall have a minimum umbrella or excess limit of at least $10,000,000. Any such policy shall be written to apply to all bodily injury, property damage, personal injury and other covered losses, however occasioned, occurring during the policy term, and shall be endorsed to provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage; (ii) including employees as additional insureds; (iii) deleting any liquor liability exclusion; and (iv) providing for coverage of employers automobile nonownership liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Tenant shall also maintain employers liability insurance with a total limit of $10,500,000 with a limit as to the primary policy of no less than $500,000 per employee and $500,000 per occurrence and as to the excess or umbrella policy of at least $10,000,000;

               (f) claims arising out of medical malpractice in an amount not less than $13,000,000 in total with a primary coverage policy limit of not less than $1,000,000 for each person and $3,000,000 per occurrence and an umbrella policy coverage of not less than $10,000,000;

               (g) flood (when the Property is located in whole or in part within an area designated by an appropriate agency or authority of the United States as a flood plain) and such other hazards (including without limitation earthquake) in such amounts as may be customary for comparable properties in the County in which the Property is located and as may be available from insurance companies, insurance pools, or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered; and

               (h) During any period during which any Capital Addition is under construction, course of construction insurance and all risks insurance in such amounts as Landlord shall reasonably require.

         14.2. REPLACEMENT COST. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Property requiring replacement from time to time, less the standard printed exclusions provided in a normal fire insurance policy. The amount of the insurance coverage shall be sufficient to preclude either Landlord or Tenant from becoming a co-insurer under the provisions of the policy. At the option of Landlord, Tenant shall procure a "stipulated value" or "agreed amount" endorsement deleting the co-insurance provision of any insurance policy required hereunder. If either party believes that full replacement cost (the then replacement cost less such exclusions) has increased or decreased at any time during the Lease Term, it may have such full replacement cost redetermined by the insurer then providing the largest amount of fire insurance coverage carried on the Property.

         14.3. ADDITIONAL INSURANCE. In addition to the insurance described in
Section 14.1, throughout the Term Tenant shall maintain such additional insurance as may reasonably be required from time to time by Landlord provided that the types and amounts of any such additional insurance required by Landlord is then customarily maintained by the operators of similar health care facilities in the County in which the Property is located. Tenant shall further maintain adequate workers' compensation insurance coverage for all persons employed by Tenant on the Property. Such workers' compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

         14.4. WAIVER OF SUBROGATION. All insurance policies carried by Landlord or Tenant covering the Property, the Fixtures, the Facility or Tenant's Personal Property shall expressly waive any right of subrogation on the part of the insurer against the other party. Landlord and Tenant agree that the respective policies of insurance carried by them will include such waiver clauses or endorsements so long as the same are obtainable without extra cost. If such clauses and endorsements are only available upon the payment of an extra charge, the other party, at its election, may pay the same, but shall not be obligated to do so; provided that the Tenant shall at all times be obligated to carry the policies of insurance required under this Article regardless of whether the waiver of subrogation required under this Section is available.

         14.5. FORM OF INSURANCE. All of the policies of insurance referred to in this Article shall be written in a form satisfactory to Landlord, and issued by insurance companies which are duly authorized to issue such insurance in the State and are rated A-X or better in the most current issue of "Best's Insurance Guide". Landlord agrees that it will not unreasonably withhold or delay its approval as to the form of the policies or the insurance companies selected by Tenant. Tenant shall pay all of the premiums therefor, and shall deliver an original or certified copy of any policy, and each renewal thereof, to Landlord, any Facility Mortgagee and any Landlord Lender at least 10 days prior to the expiration of the existing policy to which such renewal policy relates. If Tenant either fails to effect such insurance as herein required or to pay the premiums therefor, or to deliver such policies or certified copies thereof to Landlord at the times required, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord as Rent upon demand therefor in a Notice, and failure by Tenant to repay the same shall constitute an Event of Default within the meaning of Section 17.1((b)). Each insurer mentioned in this Article shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord (and to any Facility Mortgagee and Landlord Lender of which Tenant has notice, if required) 30 days' prior written notice before such policy or policies expire, are altered or are canceled.

         14.6. CHANGE IN LIMITS. If either party shall at any time deem the limits of the personal injury or property damage public liability insurance or malpractice insurance then carried by Tenant to be insufficient or excessive, the parties shall endeavor in good faith to agree promptly upon the proper and reasonable limits for such insurance to be carried; provided that if the parties are unable to so agree, such dispute shall be submitted to arbitration in accordance with the provisions of Section 29.14 hereof. Such insurance shall thereafter be carried with the limits thus agreed upon until further change pursuant to the provisions of this Section.

         14.7. BLANKET POLICY. Notwithstanding anything to the contrary contained in this Article, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant so long as (a) the coverage afforded to Landlord is not reduced or diminished or otherwise altered from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance and (b) the requirements of this Article are otherwise satisfied.

         14.8. NO SEPARATE INSURANCE. Tenant shall not obtain separate insurance concurrent in form or contributing in the event of loss with that required in this Article 14 to be furnished by, or which may reasonably be required to be furnished by Tenant, nor shall Tenant increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are named therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under this Lease. Tenant shall immediately notify Landlord of the obtaining of any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

15.      INSURANCE PROCEEDS
         ------------------

         15.1. HANDLING OF INSURANCE PROCEEDS. All proceeds from any policy of property damage insurance required by Article 14 of this Lease shall, subject to the rights of any Facility Mortgagee, be paid to Landlord and held in trust by Landlord (subject to the provisions of Section 15.7) and shall, if paid to Landlord, be made available by Landlord for reconstruction or repair, as the case may be, of any damage to or destruction of all or any portion of the Property to which such proceeds relate and be paid out by Landlord from time to time in accordance with and subject to the provisions hereof for the cost of such reconstruction or repair, subject to reasonable and customary controls to ensure funds disbursed by Landlord are in fact used for such purpose. Any unused portion shall be retained by Landlord free and clear upon completion of such repair and restoration. If neither Landlord nor Tenant is required or elects to repair and restore, and the Lease is terminated without purchase by Tenant, then all such insurance proceeds shall be retained by Landlord as its sole property, free and clear of any claim by Tenant. All salvage resulting from any risk covered by insurance shall belong to Landlord, except that any salvage relating to Tenant's Personal Property shall be the property of Tenant.

         15.2. RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

               (a) Except as provided in Section 15.7, if during the Term the Property is totally or substantially destroyed by a risk covered by the insurance described in Article 14 so that the Facility thereby is rendered unsuitable for its Primary Intended Use (taking into account all relevant factors, including but not limited to the amount of square footage reasonably available for use by Tenant and the type and amount of Tenant revenues lost), Tenant shall at its option either (i) restore the Facility to substantially the same condition as existed immediately before the damage or destruction in which event this Lease shall continue in full force and effect or (ii) acquire the Property from Landlord for a purchase price equal to the greater of the Minimum Repurchase Price or the Fair Market Value Purchase Price of the Property immediately prior to such damage or destruction. If Tenant restores the Facility, the insurance proceeds shall be paid out by Landlord to Tenant or its designee from time to time as necessary to pay for the reasonable costs of such restoration. If Tenant acquires the Property, all applicable insurance proceeds shall become the property of Tenant upon Landlord's receipt of the full purchase price for the Property.

               (b) Except as provided in Section 15.7, if during the Term the Property is partially destroyed from a risk covered by the insurance described in Article 14 but the Facility is not thereby rendered unsuitable for the Primary Intended Use (taking into account all relevant factors, including but not limited to Legal Requirements applicable to the Primary Intended Use, the amount of square footage reasonably available for use by Tenant and the type and amount of Tenant revenues lost), Tenant shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease; provided, however, that if Tenant cannot, with reasonable diligence and within a reasonable time, obtain all Governmental Approvals, including building permits, licenses, conditional use permits and any certificates of need, necessary to perform all required repair and restoration work and to operate the Facility in substantially the same manner and for the Primary Intended Use, Tenant shall either (i) offer to purchase the Property for a purchase price equal to the greater of the Minimum Repurchase Price or the Fair Market Value Purchase Price immediately prior to such damage or destruction or (ii) continue with the Lease in full force and effect in which event Landlord shall be entitled to retain the insurance proceeds, less the amount needed to restore the Property so that the portion of the Facility unaffected by the casualty can be used as a complete architectural unit. If Tenant shall make such offer to purchase the Property and Landlord does not accept the same within 120 days of Landlord's receipt of such offer, Tenant may withdraw such offer, in which case this Lease shall remain in full force and effect and Tenant shall proceed to restore the Facility as soon as reasonably practicable to substantially the same condition as existed immediately before such damage or destruction. If Tenant so restores the Facility, insurance proceeds shall be paid out by Landlord from time to time to pay for the reasonable costs of such restoration, and any excess proceeds remaining after such restoration shall be retained by Landlord.

               (c) If Tenant elects to repair or restore any damage or destruction to the Property and the cost of any such repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required under Article 14, Tenant shall contribute any and all excess amounts necessary to repair or restore the Facility. Tenant shall provide Landlord with a payment or completion guaranty in form and substance and from a guarantor reasonably acceptable to Landlord. If no acceptable guarantor is available, Tenant shall pay Landlord the amount of such difference, which amount shall be held in trust, together with any other insurance proceeds, for application to the cost of repair and restoration as such repair and restoration progresses.

               (d) If Landlord accepts Tenant's offer to purchase the Property this Lease shall terminate as to the entire Property upon payment of the purchase price therefor and Landlord shall thereupon remit to Tenant all insurance proceeds pertaining to the Property less Landlord's expenses, including attorneys' fees, and assign Landlord's rights in any uncollected insurance proceeds to Tenant.

         15.3. RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. Except as provided in Section 15.7 below, if during the Term the Facility is totally destroyed or materially damaged (i) from a risk not covered by insurance described in Article 14 but that would have been covered if Tenant carried the insurance customarily maintained by, and generally available to, the operators of reputable health care facilities in the region in which the Facility is located, (ii) from a risk for which insurance coverage is voided due to any act or omission by Tenant, or (iii) as result of storm, flood or an earthquake, whether or not such damage or destruction renders the Facility unsuitable for its Primary Intended Use (taking into account all relevant factors, including but not limited to the Legal Requirements applicable to the Primary Intended Use, amount of square footage reasonably available for use by Tenant and the type and amount of Tenant revenues lost), Tenant shall restore the Facility to substantially the same condition as existed immediately before such damage or destruction and not terminate this Lease. Otherwise, if the Facility is totally destroyed or materially damaged by a risk not covered by insurance such that the Facility shall be unusable for its Primary Intended Use, Tenant shall, within 90 days of such destruction or damage, elect either (i) to restore the Property to the same condition as existed immediately prior to such damage or destruction so that the Facility shall be suitable for its primary intended use, in which event, this Lease shall continue in full force and effect or (ii) to purchase the Property from Landlord for a purchase price equal to the greater of the Minimum Repurchase Price or the Fair Market Value Purchase Price immediately prior to such damage or destruction. If such uninsured damage or destruction does not render the Property unusable for its Primary Intended Use, Tenant shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction.

         15.4. PAYMENT OF PROCEEDS ON TENANT'S PROPERTY AND CAPITAL ADDITIONS PAID BY TENANT. Subject to Section 15.7, all insurance proceeds payable solely by reason of any loss of or damage to any of Tenant's Personal Property or Capital Additions fully paid for by Tenant in their entirety shall be paid to Tenant and Tenant shall hold such insurance in trust to pay the cost of repairing or replacing damaged Tenant's Personal Property or Capital Additions fully paid for by Tenant in their entirety; provided, however, that if the damaged Tenant's Personal Property or Capital Additions fully paid for by Tenant in their entirety were no longer useful to Tenant's operations prior to their destruction, Tenant shall not be obligated to repair or replace them.

         15.5. RESTORATION OF TENANT'S PROPERTY. Upon any restoration of the Facility as provided in Section 15.2 or 15.3, Tenant shall either (i) at Tenant's sole cost and expense, restore all alterations and improvements made by Tenant, Tenant's Personal Property and all Capital Additions fully paid for by Tenant in their entirety, or (ii) at Tenant's sole cost and expense, replace such alterations and improvements, Tenant's Personal Property or Capital Additions fully paid for by Tenant in their entirety with improvements or items of the same or better quality and utility in the operation of the Property.

         15.6. NO ABATEMENT OF RENT. Unless and until Tenant shall pay the purchase price for the Property to Landlord in accordance with this Article 15 (and the Lease thereby terminated) in the event of any damage or destruction of the Property this Lease shall remain in full force and effect and Tenant's obligation to make rental payments and to pay all other charges required by this Lease shall not be abated by reason of any damage or destruction to the Property or the subsequent loss of Landlord's entitlement to the Property.

         15.7. DAMAGE NEAR END OF TERM. Notwithstanding any provisions of 15.2,
15.3 or 15.4 to the contrary, if damage to or destruction of the Facility occurs during the last 12 months of the then applicable term (whether Fixed or Extended), if Tenant has not elected to extend such term, and if such damage or destruction cannot be fully repaired and restored within six months immediately following the date of loss, then Tenant shall have the right to terminate this Lease by giving written Notice thereof to Landlord within 30 days after the date of such damage or destruction, in which event, Landlord shall collect any insurance proceeds to which it is entitled, and Tenant shall assign to Landlord Tenant's rights in all insurance proceeds to which Tenant is entitled as a consequence of such damage or destruction. Notwithstanding the foregoing, in the event that the Facility is totally destroyed or damaged during the last 12 months of the Term (i) from a risk not covered by insurance described in Article 14 but that would have been covered if Tenant carried the insurance customarily maintained by, and generally available to, the operators of reputable health care facilities in the region in which the Facility is located, (ii) from a risk for which insurance coverage is voided due to any act or omission by Tenant, or
(iii) as result of an storm, flood or earthquake, whether or not such damage or destruction renders the Facility unsuitable for its Primary Intended Use (taking into account all relevant factors, including but not limited to Legal Requirements applicable to the Primary Intended Use, the amount of square footage reasonably available for use by Tenant and the type and amount of Tenant revenues lost), then Tenant shall pay to Landlord a sum equal to the amount reasonably necessary to repair such damage or destruction; provided, however, Tenant can in lieu thereof purchase the Property from Landlord in accordance with the Call Option with the Fair Market Value Purchase Price determined as of the day immediately prior to the date of any damage or destruction.

         15.8. TERMINATION OF OPTIONS. Any termination of this Lease pursuant to this Article or otherwise shall cause the option granted to Tenant to extend the Term by any Extended Term to be terminated and to be without further force or effect.

         15.9. WAIVER. Tenant hereby waives any rights at law, in equity and any statutory rights of termination which may arise by reason of any damage or destruction of the Facility which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

16.      CONDEMNATION
         ------------

         16.1. DEFINITIONS.

               (A) "CONDEMNATION" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, or (b) a voluntary sale or transfer by Landlord with Tenant's consent (provided no Event of Default has occurred and is continuing at such time) to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

               (B) "DATE OF TAKING" means the first date the Condemnor has the right to immediate possession of the property being condemned.

               (C) "AWARD" means all compensation, sums and any other value awarded, paid or received on a total or partial condemnation.

               (D) "CONDEMNOR" means any public or quasipublic authority, or private corporation or individual, having the power of condemnation.

         16.2. PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any Taking of all or any part of the Property or of any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article.

         16.3. TOTAL OR PARTIAL TAKING. A Taking of all or part of the Property shall not affect the validity of this Lease or Tenant's obligations to pay Rent hereunder. Even if the whole of the Property shall be taken or condemned by any Condemnor, Tenant's obligation to pay Rent pursuant to this Lease shall not cease or terminate; provided, however, that if the entire Property is taken or condemned, or if the portion of the Property taken or condemned renders the Property unsuitable for its Primary Intended Use (taking into account all relevant factors, including but not limited to Legal Requirements applicable to the Primary Intended Use, the amount of square footage reasonably available for use by Tenant, and the type and the amount of Tenant revenues lost) and Landlord shall receive an Award which is equal to or greater than the greater of the Minimum Repurchase Price or the Fair Market Value of the Property (or Tenant shall pay to Landlord the difference between the actual Award received by Landlord and such amount) Landlord shall terminate this Lease and Tenant's obligation to pay Rent hereunder shall, upon such termination, be abated.

         16.4. ALLOCATION OF PORTION OF AWARD. Subject to the rights of any Facility Mortgagee, the total Condemnation Award made with respect to all or any portion of the Property shall be distributed to Landlord and Tenant ratably in accordance with the value of their respective interests in and to such Award as hereafter set forth in this Section 16.4. All of the Award shall be the sole and exclusive property of Landlord and shall be payable to Landlord, subject to the rights of any Facility Mortgagee; provided that, subject to the rights of any Facility Mortgagee, any portion of such Condemnation Award which is expressly allocated by the Condemnor to the taking of any Capital Additions fully paid for by Tenant in their entirety, any loss of business by Tenant during the remaining Term of this Lease, the taking of Tenant's Personal Property, or any removal and relocation expenses of Tenant in any such proceedings shall be the sole property of and payable to Tenant; provided, further, that if the Lease is terminated pursuant to Section 16.3, Tenant shall have no right to any portion of such Condemnation Award regardless of how such Award is allocated by the court or other tribunal. In any Condemnation proceedings Landlord and Tenant each shall seek their own Award in conformity herewith, at their own expense.

         16.5. PARTIAL TAKING; CONTINUED USE. If title to the fee of less than the whole of the Property shall be taken or condemned so that the Property is not rendered unsuitable for their Primary Intended Use, Tenant at its own cost and expense shall with all reasonable diligence restore the untaken portion of the Property so that the Property and the Building shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as existing immediately prior to such Condemnation or Taking. In such event, Landlord and Tenant shall each contribute to the cost of restoration that part of their Award specifically allocated to such restoration, if any (or if no such specific allocation is made, an allocation as is agreed upon by Landlord and Tenant or, if Landlord and Tenant are unable to agree within 30 days of the Award, by arbitration in accordance with Section 29.14 with such arbitration to require each party to contribute a portion of the Award received by such party as will fairly reflect the economic benefit to each party of the restoration of the Property), together with any and all severance and other damages awarded for any taken portion of the Building; provided, however, the amount of such contribution shall not exceed such cost. If such amounts are not sufficient to cover the cost of restoration Landlord and Tenant shall contribute any additional amounts needed for restoration in proportion to the amounts already contributed by them, provided that in no event shall Landlord have any obligation to contribute an amount to such restoration in excess of its Award. Thereafter, any excess restoration cost shall be borne solely by Tenant.

         16.6. TEMPORARY TAKING. If the whole or any part of the Property or of Tenant's interest under this Lease shall be taken or condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate, and Tenant shall continue to pay, in the manner and at the times herein specified, the full amounts of Base Rent and Additional Charges. Except to the extent Tenant may be prevented from so doing pursuant to the terms of the order of the Condemnor, Tenant shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Tenant to be performed and observed as though such Taking or Condemnation had not occurred. Upon any such Taking or Condemnation described in this Section, the entire amount of any such Award made for such Taking or Condemnation allocable to the Term of this Lease, whether paid by way of damages, Rent or otherwise, shall be paid to Tenant. Tenant covenants that upon the termination of any such period of temporary use or occupancy as set forth in this Section Tenant will, at its sole cost and expense (subject to any contribution by Landlord as set forth in Section 16.5), restore the Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Taking or Condemnation, unless such period of temporary use or occupancy shall extend beyond the expiration of the Term, in which case Tenant shall not be required to make such restoration.

17.      DEFAULTS AND REMEDIES
         ---------------------

         17.1. EVENTS OF DEFAULT. Any one or more of the following events shall be deemed an "Event of Default" hereunder:

               (a) Tenant shall fail to pay Rent payable by Tenant under this Lease as and when the same becomes due and payable;

               (b) Tenant shall fail to observe or perform any other material term, covenant or condition of this Lease, or any representation or warranty made by Tenant under this Lease shall be or become incorrect in any material respect, and such failure is not cured by Tenant within a period of 30 days after Notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not constitute an Event of Default if Tenant proceeds immediately and with due diligence to cure the failure and thereafter diligently completes the curing thereof within 90 days of Tenant's receipt of the initial Notice describing such failure;

               (c) Tenant or Guarantor shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency law, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof;

               (d) Tenant or Guarantor shall, on a petition in bankruptcy filed against it, be adjudicated bankrupt or have an order for relief thereunder entered against it or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant or Guarantor, a receiver of Tenant or Guarantor or of the whole or substantially all of its property, or approving a petition filed against Tenant or Guarantor seeking reorganization or arrangement of such Person under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within 90 days from the date of the entry thereof;

               (e) Tenant or Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets or shall become a party to a merger or consolidation of Tenant into, or a sale of substantially all of Tenant's assets to, another corporation, provided that such a merger, consolidation or asset sale shall not constitute an Event of Default under this Section 17.1(e) if (i) the survivor of such merger or the purchaser of such assets shall assume all of Tenant's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Landlord, accompanied by an opinion of counsel, reasonably satisfactory to Landlord and addressed to Landlord stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), and (ii) immediately after giving effect to any such merger, consolidation or sale, Tenant or the other corporation (if not Tenant) surviving the same, shall have a Net Worth of not less than the Net Worth of Tenant immediately prior to such merger, consolidation or sale, all as to be set forth in an Officer's Certificate and delivered to Landlord within a reasonable period of time after such merger, consolidation or sale;

               (f) the estate or interest of Tenant in the Property or any part thereof shall be levied upon or attached in any proceeding (excluding a foreclosure under the Leasehold Mortgage in which Balanced Care or its wholly-owned subsidiary succeeds to Tenant's interest under this Lease) and the same shall not be vacated or discharged within the later of 60 days after commencement thereof or 30 days after Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 13 hereof);

               (g) except as a result of damage, destruction or a partial, temporary or complete Condemnation, Tenant voluntarily ceases operations on the Property for a period in excess of 30 days;

               (h) Tenant or Guarantor shall continue in default of any obligation for borrowed funds owed to any Person beyond the expiration of any grace or cure period which may exist with respect to any such default; or

               (i) a breach or default on the part of Tenant, Guarantor, Balanced Care or any one or more of the Affiliates of any one or more of the foregoing (including without limitation Manager or Developer) shall have occurred under any one or more of the Transaction Documents (including Transaction Documents which may relate to facilities or properties which are not the subject of this Lease).

Tenant shall immediately notify Landlord of the occurrence of any event set forth in subsections 17.1 (b) through (i) and the failure to do so shall constitute an immediate Event of Default.

         17.2. CERTAIN REMEDIES. Upon any Event of Default, Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise. Without limiting the foregoing, if an Event of Default occurs, is not cured within the period provided in Section 17.1 for any such cure, if any, and is continuing, whether or not this Lease has been terminated pursuant to Section 17.1, Tenant shall, to the extent permitted by law and if required by Landlord so to do, immediately surrender to Landlord the Property and quit the same. To the extent permitted by law, Landlord may enter upon and repossess the Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all personal property from the Property subject to rights of any residents or patients and to any requirement of law.

         17.3. DAMAGES.

               (a) Upon the occurrence of any Event of Default, Landlord shall have the right either (i) to terminate this Lease and Tenant's right to possession of the Property by any lawful means, upon Notice of such termination, in which case, this Lease shall terminate and all of Tenant's rights hereunder cease and Tenant shall immediately surrender possession of the Property to Landlord and, in such event, Landlord shall be entitled to recover from Tenant all damages incurred by reason of Tenant's default, or (ii) to maintain Tenant's right to possession of the Property in which case this Lease shall continue in effect regardless of whether Tenant shall have abandoned or attempted to surrender the Property and, in such event, Landlord shall have the right to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent and other sums owed as such become due hereunder together with interest on such overdue Rent and any other overdue amount owed by Tenant, from the date when due until paid, at the lesser of the Overdue Rate or the maximum rate permitted by applicable law. Furthermore, Landlord shall also have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease. If any litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith, including costs of litigation preparation, computerized research, staff costs, telephone and telefax expenses, mileage, depositions, postage, photocopies, process services, video tapes and other costs which may be incurred by or for counsel. Neither the termination of this Lease pursuant to this Section 17.3, the repossession of the Property, the failure of Landlord, notwithstanding reasonable good faith efforts, to relet the Property, nor the reletting of all or any portion of the Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. Upon any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Property to and including the date of such termination. Thereafter Tenant shall promptly pay to Landlord the full amount of Landlord's damages suffered by reason of Tenant's breach of this Lease, which damages shall include, but may not be limited to the sum of:

               (i) the worth at the time of the award, of the unpaid Rent earned at the time of such termination, repossession or reletting;

               (ii) the worth at the time of the award, of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

               (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

               (iv) any other amount necessary to compensate Landlord for the costs incurred in regaining possession and reletting the Property, including but not limited to brokerage fees and commissions, construction costs, rent concessions, costs of decoration, repair, cleaning and/or alteration of the Property or any portion thereof and all legal costs and expenses.

               (b) The "worth at the time of the award" of the amounts referred to in subparagraphs (i) and (ii) above shall be computed by allowing interest at the Overdue Rate. The "worth at the time of the award" of the amount referred to in subparagraph (iii) shall be determined by a Court having jurisdiction thereof using the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law.

         17.4. APPLICATION OF FUNDS. Any payments normally made to Tenant hereunder which are made to and received by Landlord under any of the provisions of this Lease during the continuance of any Event of Default shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by applicable laws.

         17.5. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If an Event of Default occurs under this Lease and is not cured within the time provided under this Lease with respect to such Event of Default, Landlord, without waiving or releasing any obligation of Tenant, and without waiving any such Event of Default, may (but shall be under no obligation to) at any time thereafter cure such default for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Property for such purpose and take all such action thereon as, in Landlord's sole judgment, may be necessary or appropriate with respect thereto. No such entry by Landlord on the Property shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, with out limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord until paid, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

         17.6. WAIVER. If this Lease is terminated pursuant to the provisions of this Article, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, reentry or repossession, (b) any right to trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article, and (c) the benefit of any laws now or hereafter enforced exempting property from liability for rent or for debt.

18.      CURE BY TENANT OF LANDLORD DEFAULTS
         -----------------------------------

         18.1. LANDLORD DEFAULT. Landlord shall be in default of its obligations under this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed, and such failure shall continue for a period of 30 days after notice thereof from Tenant unless such failure cannot be cured with due diligence within a period of 30 days, in which case such failure shall not be deemed to continue if Landlord, within said 30 days, promptly commences its attempt to cure the failure and diligently attempts to complete the curing thereof. The time within Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. If Landlord fails to commence such cure as provided herein, Tenant may cure such default, and so long as Tenant continues to pay Rent, Tenant shall have the right (subject to Section 6.1), as Tenant's sole remedy, by separate and independent action to pursue any claim it may have against Landlord for monetary damages caused by Landlord's failure to cure such default.

         18.2. MORTGAGEE CURE. Should Landlord fail to observe or perform any of the covenants or conditions contained in this Lease, before taking any action, Tenant shall give written notice to all mortgagees of Facility Mortgages or beneficiaries under other deeds of trust or encumbrances recorded against the Land or the Property setting forth the nature of Landlord's default. Such lenders shall have a reasonable period of time to cure the default. All payments made, and all acts performed by such lenders in order to cure shall be effective to prevent a forfeiture of the rights of Landlord under this Lease and a termination of this Lease as if the payments and acts were performed by Landlord instead of by the lenders. If such lenders cannot reasonably take the action required to cure Landlord's default without foreclosing Landlord's interest, the time within which the default must be cured to avoid a termination or forfeiture of the Lease shall be extended to include the period of time required for such lenders to obtain possession and to effect a cure with due diligence if such lender gives Tenant a written agreement to cure the default. In the absence of such lenders' express written consent, such an agreement by the lenders shall not be considered an assumption by the lenders of Landlord's other obligations under the Lease and Landlord shall remain solely liable for the performance of all terms, covenants and conditions of the Lease both prior and subsequent to the lenders' exercise of any right to cure or related remedy.

19.      PURCHASE OF PROPERTY BY TENANT
         ------------------------------

         19.1. PURCHASE OF THE PROPERTY. If Tenant purchases the Property from Landlord pursuant to the provisions of Article 15 or Article 16, Landlord shall, except as otherwise expressly provided, upon receipt from Tenant of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of such purchase, deliver to Tenant a special warranty deed conveying the entire interest of Landlord in and to the Property to Tenant free and clear of all mortgages and encumbrances other than (a) those mortgages which Tenant has agreed in writing to accept and to take title subject to and (b) any other encumbrances existing on or created after the Commencement Date which are permitted hereby to be imposed on the Property excluding only liens created by Landlord to secure Landlord's payment of borrowed funds. The purchase price shall be paid in cash to Landlord or as Landlord may direct, in federal or other immediately available funds, unless otherwise mutually agreed by Landlord and Tenant. Any such purchase shall be on an "as-is" basis with Tenant purchasing the Property subject to all faults or defects whether known, unknown, latent, patent or otherwise. All expenses of conveying the Property to Tenant, including, without limitation, the cost of title insurance and attorneys' fees incurred by Landlord in connection with such conveyance and release, and documentary transfer and similar taxes, shall be paid by Tenant. Recording fees and expenses of its counsel shall also be paid by Tenant.

         19.2. FAILURE TO CLOSE PURCHASE. The closing of any such sale to Tenant shall be contingent upon and subject to Tenant obtaining all required governmental consents and approvals for such transfer. If such sale shall fail to be consummated by reason of the inability of Tenant to obtain all such approvals and consents, then this Lease shall remain in effect until the sooner to occur of the end of the Term or the consummation of the purchase.

20.      HOLDING OVER
         ------------

         If Tenant for any reason remains in possession of any portion of the Property after the expiration of the Term or earlier termination of the Term, such possession shall be a month-to-month tenancy during which time Tenant shall pay to Landlord as rental each month one and one half (11/2) times the aggregate of (i) one-twelfth of the Base Rent then payable with respect to the last Lease year of the Term just expired, (ii) all Additional Charges accruing during the month with respect to which such payment relates, and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Property. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent mandated by law applicable to month-to-month tenancies, to continue its occupancy and use of the Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

21.      RISK OF LOSS
         ------------

         During the Term of this Lease, Tenant shall bear all risk of loss or of decrease in the enjoyment and beneficial use of the Property resulting from the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or any other cause, or resulting from foreclosures, attachments, levies, evictions or executions and, in the absence of the gross negligence, willful misconduct or willful breach of this Lease by Landlord, Landlord shall in no event be responsible therefor nor shall any of the events mentioned in this Section (nor any other event or circumstance) entitle Tenant to any abatement or setoff of Rent.

22.      LIABILITY OF PARTIES
         --------------------

         22.1. INDEMNIFICATION BY TENANT. Notwithstanding the existence of any insurance provided for in Article 14, and notwithstanding the policy limits of any such insurance Tenant shall indemnify, defend, protect, save and hold Landlord harmless from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against Landlord arising out of, connected with or incidental to:


               (a) any Hazardous Substance located in, on or under the Property, the Land or the Building due to the act or omission of Tenant, or otherwise, during or prior to the Term hereof, including any improvements, repairs, handling, removal or other actions taken by Landlord or Tenant in order to comply with all Legal Requirements, rules and regulations promulgated by any applicable federal, state, or local government rule and regulation with respect to any such Hazardous Substance or related problems of which Landlord becomes aware;

               (b) any accident, injury to or death of persons, or loss of or damage to property, occurring on or about the Property including without limitation any claims of malpractice; or any such event occurring on or about adjoining sidewalks, parking areas, service delivery facilities, alleys, walkways or roadways;

               (c) any past, present or future use, misuse, nonuse, condition, management, maintenance or repair, by Tenant or any subtenant or other occupant of the Property or their respective contractors, licensees, invitees, agents, servants or employees, of the Property or Tenant's Personal Property (or any subtenant's personal property), wheresoever the same may occur and any litigation, proceeding or claim by governmental entities or other third parties to which Landlord is made a party or other participant related to the Property or Tenant's Personal Property or to any subtenant or other occupant of the Property or its personal property or such use, misuse, nonuse, condition, management, maintenance or repair thereof, including but not limited to any failure to perform obligations (other than condemnation proceedings) to which Landlord is made a party;

               (d) any Imposition;

               (e) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; and

               (f) the nonperformance of any of the terms and provisions of any and all existing and future subleases of the Property to be performed by Tenant thereunder.

Any amounts payable by Tenant under this Section shall be paid within ten days after Landlord's demand therefor. If such amounts are not timely paid, they shall bear a late charge at the Overdue Rate from the date of such determination to the date paid. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord, or may, with Landlord's prior written consent, compromise or otherwise dispose of the same as Tenant sees fit. Nothing herein shall be construed as indemnifying Landlord against its own sole gross negligence or willful misconduct. 22.2. INDEMNIFICATION BY LANDLORD. Landlord shall indemnify, defend, save and hold Tenant harmless from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against Tenant arising out of, connected with or incidental to the sole gross negligence or willful misconduct of Landlord; provided, however, that Tenant's right to indemnification as provided herein, shall be subject to the limitation set forth in Article 27.

         22.3. CONTINUING LIABILITY. Tenant's and Landlord's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease.

23.      ASSIGNMENT AND SUBLETTING
         -------------------------

         23.1. ASSIGNMENT AND SUBLETTING. Subject to the provisions of Section
23.3 below and any other express conditions or limitations set forth in this Lease, Tenant may (a) upon ten (10) days prior Notice to Landlord, but without the consent of Landlord, sublet less than an aggregate of 10% of the net useable square footage of each Facility to concessionaires or other third party users or operators of portions of the Property, provided that any such subletting shall not individually as to any one such subletting, or in the aggregate, materially diminish the actual or potential gross revenues generated from the Facility in which the subletting is proposed to occur and (b) admit residents to the Facility for occupancy of units therein. Except as otherwise permitted in the immediately preceding sentence, no assignment or subletting of all or any portion of the Property shall be permitted or be effective unless the consent of Landlord is first obtained in writing, which consent Landlord may withhold in its sole and absolute discretion; provided, however, that (subject to the restrictions against Landlord consenting to any assignment of the Lease as set forth in the Working Capital Assurances Agreement and in any other Transaction Document) Landlord shall not unreasonably withhold its consent to any subletting or assignment if the assignee or sublessee is credit-worthy and reputable in the opinion of Landlord and (u) such subtenant or assignee shall pay to Landlord in cash an amount equal to two month's rent to be held by Landlord as a security deposit for the faithful performance by such subtenant or assignee of the provisions of this Lease, (v) the Net Worth of Tenant at the time of such sublease or assignment shall be equal to or greater than the Net Worth of Tenant as of the date this Lease is signed, (w) in the case of a subletting, the sublease shall comply with the provisions of Section 23.2 and is otherwise in form and substance acceptable to Landlord, (x) in the case of an assignment, the assignee assumes in writing and agrees to keep and perform all of the terms of this Lease on the part of Tenant to be kept and performed and becomes jointly and severally liable with Tenant for the performance thereof, (y) an original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such sublessee or assignee, as the case may be, in form and substance satisfactory to Landlord, is delivered promptly to Landlord, and (z) in case of either an assignment or subletting, Tenant remains primarily liable, as principal rather than as surety, for the prompt payment of Rent and for the performance and observance of all covenants and agreements to be performed by Tenant hereunder. Tenant shall not, without Landlord's approval which Landlord may withhold in its sole and absolute discretion, permit any change in ownership or beneficial interest amounting to 50% (in the aggregate of all such transfers occurring on or after the Commencement Date) of Tenant's voting interests or assets to occur and any change in the ownership of 50% or more of the membership, voting interests or assets of Tenant, from and after the Commencement Date shall constitute an assignment of this Lease which shall require Landlord's prior written consent as hereinabove provided. Notwithstanding the foregoing to the contrary (i) the purchase by Balanced Care (or, if Balanced Care delivers to Landlord a guaranty in form and substance acceptable to Landlord, its wholly-owned subsidiary) of the outstanding interests in Tenant under the terms of the Option Agreement, (ii) the grant by Tenant of a leasehold mortgage to Balanced Care as contemplated in the Shortfall Funding Agreement, or (iii) the assignment of this Lease to Balanced Care (or, if Balanced Care delivers to Landlord a guaranty in form and substance acceptable to Landlord, its wholly-owned subsidiary) pursuant to the exercise by Balanced Care of the Asset Purchase Option set forth in the Shortfall Funding Agreement shall not constitute an assignment for purposes of this Section 23.1 so long as (x) assignee assumes in writing and agrees to keep and perform all of the terms of this Lease on the part of Tenant to be kept and performed and becomes jointly and severally liable with Tenant for the performance thereof, (y) an original counterpart of each such assignment and assumption, duly executed by Tenant and the assignee, in form and substance satisfactory to Landlord, is delivered promptly to Landlord, and (z) in case of either an assignment or subletting, Tenant remains primarily liable, as principal rather than as surety, for the prompt payment of Rent and for the performance and observance of all covenants and agreements to be performed by Tenant hereunder.

         23.2. ATTORNMENT. Tenant shall insert in each sublease permitted under
Section 23.1 provisions satisfactory to Landlord which provide for the benefit of Landlord that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease (b) in the event this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any right the sublessee may have to terminate the sublease or surrender possession under such sublease, and (c) in the event the sublessee receives a written Notice from Landlord or Landlord's assignees, if any, stating that Tenant is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may otherwise direct. All rentals received from the sublessee by Landlord or Landlord's assignees, if any, as the case may be, shall be credited against the amounts owed to Landlord under this Lease.

         23.3. SUBLEASE LIMITATION. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

24.      INFORMATION FROM TENANT
         -----------------------

         24.1. ESTOPPEL CERTIFICATES. At any time and from time to time, upon not less than 20 days Notice by Landlord, Tenant shall furnish to Landlord an Estoppel Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether there exists any Event of Default or any situation which, with the giving of notice, passage of time, or both, would constitute an Event of Default hereunder, whether Tenant contends that Landlord is in default hereunder, and if Tenant so contends, the basis for such contention, the date upon which the Term terminates, and such other information as Landlord reasonably may request. The failure by Tenant to deliver such Estoppel Certificate to Landlord within twenty days of Landlord's request therefor shall constitute an immediate Event of Default hereunder and shall be conclusively deemed to be Tenant's certification (i) that this Lease is in full force and effect, without modification except as represented by Landlord; (ii) that there are no uncured defaults in Landlords performance hereunder, and (iii) that not more than one month's rent has been paid in advance. Any such certificate furnished pursuant to this Section 24.1 may be relied upon by Landlord, any prospective purchaser of the Property, and any Facility Mortgagee or Landlord Lender.

         24.2. LANDLORD ESTOPPEL CERTIFICATES. At any time and from time to time, upon not less than 20 days Notice by Tenant, Landlord shall furnish to Tenant an Estoppel Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Landlord, there exists any Event of Default or any situation which, with the giving of notice, passage of time, or both, would constitute an Event of Default hereunder, whether Landlord contends that Tenant is in default hereunder, and if Landlord so contends, the basis for such contention. Any such certificate furnished pursuant to this Section 24.2 may be relied upon by Tenant or lender to Tenant.

         24.3. FINANCIAL INFORMATION. Tenant shall furnish and cause Guarantor to furnish within the time periods specified below, the following statements to
Landlord:

               (a) within 90 days after the end of each Fiscal Year, an Officer's Certificate stating that, after making due inquiry, Tenant is not in default in the performance or observance of any of the terms or conditions of this Lease, or if Tenant shall be in default to its knowledge, specifying all such defaults, the nature thereof and the steps being taken to remedy them; and

               (b) with reasonable promptness, such other information respecting the financial condition and affairs of Tenant, Manager or Balanced Care as Landlord may reasonably request from time to time; and

               (c) the most recent quarterly Financial Statements of Tenant with an Officer's Certificate of Tenant stating that such Financial Statements are true, accurate and complete and fairly reflect the financial condition of Tenant as of the end of the Fiscal Year quarter just ended, within 45 days after the last day of each Fiscal Year quarter.

         24.4. LICENSING INFORMATION. Tenant shall promptly furnish to Landlord complete copies of all surveys, examinations, inspections, compliance certificates and similar reports of any kind issued to Tenant by any governmental agencies or authorities having jurisdiction over the licensing of the operation of the Property or Facility, if any, which are material to the Property or the Facility, their ownership or operation.

25.      APPRAISALS OF THE PROPERTY AND LANDLORD OPTIONS
         -----------------------------------------------

         25.1. APPRAISERS. If at any time it becomes necessary to determine the Fair Market Rental or Fair Market Value of the Property for any purpose under this Lease, and the parties are unable to agree thereupon within thirty days of the date on which Tenant or Landlord (as the case may be) first receives Notice that such determination is necessary, the determination of the Fair Market Rental or Fair Market Value of the Property shall be submitted for decision to a panel of three arbitrators in accordance with this Section 25.1. Within ten business days after the expiration of the foregoing thirty day period, Landlord and Tenant shall each appoint one arbitrator, each of which shall be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto). Concurrently with the appointment of the arbitrators, Tenant and Landlord shall submit their proposed dollar amounts, as determined by each such party, of the Fair Market Rental or Fair Market Value of the Property. The two arbitrators appointed in accordance with this Section 25.1 shall, within fifteen days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above for the qualification of the initial two arbitrators. Failing such appointment, either Landlord or Tenant shall have the right to petition for the appointment of the third arbitrator by the presiding Judge of the Superior Court of the County in which the Property is located. The three arbitrators shall, within thirty days of the appointment of the third arbitrator, reach a decision as to whether Landlord's or Tenant's proposed dollar amount for the Fair Market Rental or Fair Market Value of the Property is closer to the actual dollar amount for such figure and the arbitrators' determination shall be limited solely to the issue of whether Landlord's or Tenant's proposed Fair Market Rental or Fair Market Value of the Property is closer to the actual dollar amount for such figure. The parties shall adopt the figure determined by the majority of the arbitrators to be closer to the actual figure as the Fair Market Rental or Fair Market Value of the Property and the decision of the majority of the three arbitrators in this regard shall be final and binding upon Landlord and Tenant. The cost of Landlord's appointed arbitrator shall be paid for by Landlord, the cost of Tenant's arbitrator shall be paid for by Tenant and the cost of the third arbitrator shall be paid by Landlord and Tenant equally.

         25.2. TIMING OF APPRAISAL. The arbitration procedure outlined in
Section 25.2 above shall be completed within thirty days of the appointment of the third arbitrator and shall be binding upon Tenant and Landlord.

         25.3. LANDLORD'S OPTION TO PURCHASE TENANT'S PERSONAL PROPERTY. Effective upon not less than 90 days' prior Notice given at any time within 180 days prior to the expiration of the Term of this Lease, or upon such shorter Notice as shall be reasonable if this Lease is terminated prior to its expiration date, Landlord shall have the option to purchase all (but not less than all) of Tenant's Personal Property, if any, at the expiration or termination of this Lease, for an amount equal to the then net market value thereof (as determined by an appraisal conducted pursuant to the procedure detailed in Section 25.1) subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, UCC financing statements and other encumbrances to which Tenant's Personal Property is then subject.

         25.4. TENANT'S OPTION TO PURCHASE ALL PROPERTIES. Provided no Event of Default has occurred and is continuing, Landlord hereby grants to Tenant the option (the "Call Option"), exercisable on not less than six months' nor more than 18 months' Notice, to purchase on the Option Purchase Date all property leased by Landlord or its Affiliates in accordance with the Facility Agreement to either (x) any wholly-owned subsidiary of Guarantor or (y) any Person previously wholly-owned by Guarantor for a purchase price (determined on a property-by-property basis) equal to the greater of the Fair Market Value Purchase Price of each such property as of the Option Purchase Date or the Minimum Repurchase Price. Tenant's timely and proper exercise of the Call Option shall constitute Tenant's irrevocable agreement and commitment to purchase the Property from Landlord for the price and on the terms and conditions stated in this Section. If Tenant shall timely and properly exercise the Call Option, the sale of the properties shall be consummated through an escrow (the "Escrow") to be opened with a title or escrow company mutually acceptable to Landlord and Tenant (the "Escrow Holder"). The purchase price for the properties (net solely of the principal balance of any Facility Mortgages placed on a Property by Landlord and expressly assumed by Tenant) shall be deposited into Escrow in immediately available federal funds at least two business days prior to the close of Escrow and shall be paid to Landlord at the close of Escrow in immediately available federal funds. The close of Escrow shall occur as of the Purchase Option Date. Tenant acknowledges and agrees that it shall purchase all such property from Landlord "AS IS" and subject to all faults, all defects in title and all other matters whatsoever, including without limitation all matters of record. Landlord shall be conclusively deemed not to have made any warranty or representation regarding the title, condition or other status of the properties but Landlord covenants to remove Facility Mortgages against the properties to be conveyed under the Call Option solely to the extent that such Facility Mortgage both (a) was in excess of the amount permitted under Article 26 at the time it was placed against title to such property and (b) has a principal balance in excess of the purchase price to be paid for all properties subject to the Call Option pursuant to this Section 25.4. Landlord shall pay at closing any lien encumbering the Land or the Building which secures either (x) any income tax liability of Landlord or (y) a liability of Landlord unrelated to any of the Property, the Rent, the Facility or the use, occupancy or operation of the Property. All closing costs associated with the sale of the properties to Tenant pursuant to this Section shall be paid by Tenant.

         25.5. NATURE OF OPTIONS. All options granted to Tenant under this Lease, including any option to extend the Term of this Lease are strictly personal to Tenant and may not be assigned by Tenant. Without limitation on the foregoing, the assignment by Tenant of its rights under this Lease, whether with or without the consent of Landlord shall, at Landlord's option, render all options of Tenant to extend the Term and any option to purchase the Property (other than pursuant to Article 15 and Article 16) null and void.

26.      FACILITY MORTGAGES
         ------------------

         Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing provided that the principal amount of such borrowing, financing or refinancing does not exceed 80% of the then Fair Market Value of the Property. Any such Encumbrance shall contain the right to prepay (whether or not subject to a prepayment penalty). Tenant agrees that it will subordinate this Lease to any mortgage or deed of trust that may hereafter from time to time be recorded on the Property, and to any and all advances made or to be made thereunder, and to renewals, replacements and extensions thereof. Tenant's failure to deliver any reasonable written subordination document requested by Landlord in accordance with the preceding sentence within five Business Days of Landlord's demand therefor shall constitute an Event of Default hereunder. Any such subordination, however, shall be subject to the condition precedent that the mortgagee under such mortgage or the beneficiary under such deed of trust enter into a written nondisturbance and attornment agreement with Tenant, in form and content satisfactory to Tenant, whereunder it is agreed that in the event of a sale or foreclosure under such mortgage or deed of trust, the purchaser of the Property (including the mortgagee or beneficiary under such mortgage or deed of trust), shall acquire or hold the Property subject to this Lease so long as Tenant is not in default hereunder. Tenant hereby agrees to recognize such purchaser as the landlord under this Lease and agrees to attorn to such purchaser and, if instructed to do so by such purchaser, to make rental payments directly to it. Such subordination agreement may also include an acknowledgment by Tenant that any purported cancellation of this Lease, reduction in its effective rate of rent, shortening of its term or extension of its term at a reduced effective rate of rent, shall not be binding upon any encumbrancer or any other person, firm or corporation, acquiring the Property, at any sale or other proceedings, or pursuant to the exercise of any rights, powers or remedies under any Encumbrance, without said encumbrancer's prior written consent.

27.      LIMITATION OF LIABILITY
         -----------------------

         Tenant specifically agrees that no officer, shareholder, employee or agent of Landlord or American Health Properties, Inc., a Delaware corporation or of any of its Affiliates, shall be held to any personal liability, jointly or severally, for any obligation of, or claims against Landlord, Tenant agreeing to look solely to Landlord's equity interest in the Property for recovery of any judgment from Landlord, American Health Properties, Inc., a Delaware corporation or the Affiliates of either. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), American Health Properties, Inc., a Delaware corporation or the Affiliates of either. In no event shall Landlord (original or successor) or any Affiliate of Landlord or American Health Properties, Inc., a Delaware corporation be required to respond in monetary damages from any assets other than Landlord's equity interest in the Property. Furthermore, except as otherwise expressly provided herein, in no event shall Landlord or any Affiliate of Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

28.      ADDITIONAL TENANT COVENANTS
         ---------------------------

         28.1. MINIMUM RENT COVERAGE RATIO. From and after the first day of the second Fiscal Year quarter to commence during the second Lease Year, Tenant shall maintain at all times during the Term of this Lease an average Rent Coverage Ratio during the each of the four preceding Fiscal Year quarters (but only counting those quarters commencing after the first day of the second Lease
Year) of no less than 1.40:1.00. In addition, from and after the first day of the first Fiscal Year quarter to commence during the third Lease Year, Tenant shall at all times during the Term maintain a Rent Coverage Ratio with respect to each Fiscal Year quarter of no less than 1.10:1.00.

         28.2. MANAGEMENT OF PROPERTY.

               Tenant shall do or cause to be done all things necessary and customary in the operation of similar health care facilities in the region where the Property is located to ensure the Facility is producing the maximum possible gross revenues under the circumstances then existing. Without limitation on the foregoing, but subject to the limitation stated in Section 28.2((b))((ii)), Tenant shall continuously engage a manager for the Facility who shall be acceptable to Landlord in its sole and absolute discretion which manager shall, at a minimum, be experienced in the operation of health care facilities similar to the Facility and shall perform for the mutual benefit of Landlord and Tenant all obligations of the manager under the Management Agreement. The Manager identified in this Lease is acceptable to Landlord.

               (b) Tenant shall not during the Term or while any obligations of Tenant to Landlord remain outstanding:

                   (i) Pay any compensation or fee or make any distribution to Manager or any other Person in connection with management or operation of the Facility without the prior written consent of Landlord other than compensation paid in accordance with the Management Agreement as limited by the applicable terms of the Security and Subordination Documents; or

                   (ii) Materially alter, modify or amend, or terminate, the Management Agreement, or enter into any other agreement or arrangement for the management or operation of the Facility or enter into any agreement (other than the Option Agreement) that transfers or could result in a transfer of the ownership of Tenant or (except as provided in the Shortfall Funding Agreement) substantially all or any material portion of its assets to any other Person without the prior written consent of Landlord which may be withheld in Landlord's sole and absolute discretion.

         28.3. REPRESENTATIONS AND WARRANTIES OF TENANT. Each of the representations and warranties of Tenant set forth in Article 3 of the Shortfall Funding Agreement are incorporated herein by this reference and made a part hereof and are reaffirmed to Landlord, for Landlord's benefit and reliance, to be true, accurate and complete in all respects.

         28.4. PERFORMANCE OF COVENANTS. Tenant shall have complied with and fully performed each of the covenants set forth in Article 4 of the Shortfall Funding Agreement.

         28.5. ERISA COMPLIANCE.

               (a) Neither Tenant nor any Affiliate maintains or contributes to any Employee Benefit Plan or Multiemployer Plan other than those identified on
Schedule 28.3.3.

               (b) Tenant and each Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code. The actuarial present value of all accumulated benefit obligations under each Plan, as disclosed in the most recent actuarial report with respect to such Plan, do not exceed the fair market value of the assets of such Plan. No material liability has been incurred by Tenant or any Affiliate or any of their ERISA Affiliates which remains unsatisfied for any taxes, penalties or other amount (other than contributions in the ordinary course) with respect to any Employee Benefit Plan or any Multiemployer Plan, and to the best knowledge of Tenant no such material liability is expected to be incurred.

               (c) Neither Tenant nor any Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

               (d) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan or Multiemployer Plan maintained or contributed to by Tenant or any Affiliate.

               (e) No material proceeding, claim (other than routine claims for benefits), lawsuit and/or investigation is existing or, to Tenant's knowledge, threatened concerning or involving any Employee Benefit Plan or Multiemployer Plan maintained or contributed to by Tenant or any Affiliate.

         28.6. SECURITY; COLLATERAL ASSIGNMENT. Concurrently with the execution and delivery hereof, (i) Tenant shall execute and cause Guarantor and Manager to execute the Security and Subordination Documents and (ii) Tenant shall execute and deliver to Landlord the Collateral Assignment, pursuant to which Tenant shall assign to Landlord all of Tenant's rights under the Shortfall Funding Agreement and the Management Agreement as security for the full, timely and faithful performance of each of the obligations of Tenant under this Lease.


29.      MISCELLANEOUS
         -------------

         29.1. LANDLORD'S RIGHT TO INSPECT. Landlord and its authorized representatives may, at any time and from time to time, upon reasonable notice to Tenant, inspect the Property during usual business hours subject to any security, health, safety or patient business confidentiality requirements of Tenant or any governmental agency, or created by any Insurance Requirement or Legal Requirement relating to the Property.

         29.2. NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy provided hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by applicable law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         29.3. REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy. The exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

         29.4. ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of all or any portion of or interest in the Property shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender by Tenant.

         29.5. NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby if the same person, firm, corporation or other entity acquires, owns or holds, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, and the fee estate in the Property.

         29.6. CONVEYANCE BY LANDLORD. If Landlord or any successor owner of the Property conveys the Property in accordance with the terms hereof (other than as security for a debt), and the grantee or transferee of the Property expressly assumes all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, thereupon shall be released from all liabilities and obligations of Landlord under this Lease.

         29.7. QUIET ENJOYMENT. So long as Tenant pays all Rent as the same becomes due and fully complies with all of the terms of this Lease and fully performs its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Tenant. Except as otherwise provided in this Lease, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail or refuse to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, subject to the limitation set forth in this Lease, by separate and independent action, to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Section.

         29.8. NOTICES. All notices, demands, requests, consents, approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and delivered by personal delivery, courier or messenger service, express or overnight mail, or by registered or certified mail, return receipt requested and postage prepaid, addressed to the respective parties as follows:


If to Tenant:           c/o Hakman & Co.
                        1350 Old Bayshore Highway, Suite 300
                        Burlingame, California 94010
                        Attention F. David Carr

If to Landlord:         _________________________
                        c/o American Health Properties, Inc.
                        6400 S. Fiddler's Green Circle; Suite 1800
                        Englewood, Colorado 80111
                        Attention:  President & General Counsel

or to such other address as either party may hereafter designate. Personally delivered Notice and Notices sent by courier or messenger service or by express or overnight mail shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five (5) days.

         29.9. SURVIVAL OF TERMS; APPLICABLE LAW. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination for two years, except for third party claims based on alleged tortious actions and omissions of Tenant during the term of this Lease, which third party claims shall survive the term of this Lease for the period of limitations applicable to such claims under applicable law. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable for any reason whatsoever, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charge or any interest rate provided for in any provision of this Lease based upon a rate in excess of the maximum rate permitted by applicable law, such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged, modified or terminated except by an instrument in writing and in recordable form, signed by Landlord and Tenant. Subject to any limitations on assignment contained in this Lease, all the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.

         29.10. EXCULPATION. This Lease is made on behalf of Landlord by an officer of Landlord, not individually, but solely in his capacity in such office as authorized by the directors of Landlord pursuant to its by-laws. The obligations of this Lease are not binding upon, nor shall resort be had to, the private property of any of the directors, shareholders, officers, employees or agents of Landlord, American Health Properties, Inc. or the Affiliates of either, but shall bind only Landlord's equity interest in the Property as provided in Article 27. Notwithstanding any provision of this Lease or applicable law to the contrary, in no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

         29.11. TRANSFERS FOLLOWING TERMINATION. Upon the expiration or earlier termination of the Term, Tenant shall use its best efforts to transfer to Landlord or Landlord's nominee, or to cooperate with Landlord or Landlord's nominee in connection with the processing by Landlord or Landlord's nominee of any applications for, all licenses, operating permits and other governmental authorizations and all contracts (including all Government Approvals and contracts with governmental or quasi-governmental entities) which may be necessary for the operation of the Facility.

         29.12. TENANT'S WAIVERS. Tenant waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein. 29.13. MEMORANDUM OF LEASE. Landlord and Tenant shall, promptly upon the request of either party, enter into a short form memorandum of this Lease and all options contained herein, in form suitable for recording under the laws of the State in which the Property is located. Tenant shall pay all costs and expenses of recording such memorandum of this Lease.

         29.14. ARBITRATION. Any controversy arising out of, connected with or incidental to this Agreement (other than with respect to the nonpayment of any Rent) shall be decided by arbitration under the Expedited Procedures of the American Arbitration Association, at Denver, Colorado, provided that claim is made within the applicable period of limitation. Depositions to obtain discovery may be taken upon good cause, upon leave to do so granted by the arbitrator. The provisions of this Section 29.14 shall not limit Landlord's rights to obtain damages and possession of the Property by summary eviction or similar proceedings in the event of Tenant's default hereunder.

         29.15. ATTORNEYS' FEES. If either party commences an action against the other to interpret or enforce any of the terms of this Lease or because of the breach by the other party of any of the terms hereof, the losing or defaulting party shall pay to the prevailing party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment.

         29.16. TIME IS OF THE ESSENCE. Time is hereby expressly made of the essence with respect to each and every term and provision of this Lease, including, but in no way limiting the generality of the foregoing, with respect to each and every time constraint and deadline imposed by the terms of this Agreement together with the obligation of the Tenant to exercise any option within the time period set forth herein. The parties intend that they be strictly bound by the provisions concerning the timing of performance of their respective obligations contained in this Lease. Further, if any attempt is made by either party to perform an obligation required by it to be performed or comply with a provision of this Lease required by it to be complied with, in any manner, other than in strict compliance with the time constraints applicable thereto, even if such purported attempt is but one day late, then such purported attempt at performance or compliance shall be deemed (i) a violation of this "Time is of the Essence" clause, (ii) in contravention of the intent of the parties thereto and (iii) null and void and of no force and effect.

         29.17. ENTIRE AGREEMENT; INCORPORATION OF EXHIBITS; MODIFICATIONS. This Lease and the exhibits attached to this Lease or referred to herein, each of which is hereby incorporated by reference as if set forth at length herein, constitutes the entire agreement between the parties with respect to the letting to Tenant of the Property. This Lease supersedes all prior written and oral communications between the parties with respect to the subject matter hereof and there are no covenants, promises, warranties or representations regarding the subject matter stated above which are not stated in this Lease. No provision of this Lease may be amended, supplemented or otherwise modified except by an agreement in writing signed by the parties hereto or their respective successors in interest.


         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

                                  ______________________


                                  By:
                                     ------------------------------------------


                                  _________________________________________
                                  a Delaware limited liability company,

                                  By:    Assisted Care Operators, LLC
                                         a Delaware limited liability company
                                         its Manager and authorized representative



                                         By:
                                            ------------------------------------------
                                              Name:
                                              Title:
                                              Its Authorized Representative



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